                                                                     Exhibit 2.1




                           ASSET PURCHASE AGREEMENT

                                 by and among

                            AF ACQUISITION COMPANY,

                                  UCR, Inc.,

                           AMERI-FORGE CORPORATION,

                                  GPX CORP.,

                                     and

                     GLOBAL INDUSTRIAL TECHNOLOGIES, INC.


                           Dated as of May 19, 1999

                                TABLE OF CONTENTS
                                -----------------

                                                                                              Page
                                                                                              ----
ARTICLE IDEFINITIONS........................................................................     1

ARTICLE II SALE AND TRANSFER OF ACQUIRED ASSETS; CLOSING....................................     8
         2.1      Sale of the Acquired Assets; Excluded Assets..............................     8
         2.2      Assumption of Liabilities.................................................    10
         2.3      Purchase Price............................................................    10
         2.4      Closing...................................................................    11
         2.5      Closing Obligations.......................................................    11
         2.6      Closing Financials........................................................    12
         2.7      Final Adjustment to Purchase Price........................................    13
         2.8      Tax Matters...............................................................    13
         2.9      SPLIT Loans...............................................................    14
         2.10     Linser Backlog............................................................    14

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT,
         GPX AND SELLERS....................................................................    14
         3.1      Organization and Good Standing............................................    15
         3.2      Authority; No Conflict....................................................    15
         3.3      [Intentionally omitted]...................................................    16
         3.4      Financial Statements......................................................    16
         3.5.     Books and Records.........................................................    17
         3.6      Title to Properties; Encumbrances.........................................    17
         3.7      Condition and Sufficiency of Assets.......................................    18
         3.8      Accounts Receivable.......................................................    18
         3.9      Inventory.................................................................    18
         3.10     No Undisclosed Liabilities................................................    18
         3.11     Taxes.....................................................................    19
         3.12     No Material Adverse Effect................................................    19
         3.13     Employee Benefits.........................................................    19
         3.14     Compliance with Legal Requirements; Governmental Authorizations...........    19
         3.15     Legal Proceedings; Orders.  ..............................................    20
         3.16     Absence of Certain Changes and Events.....................................    21
         3.17     Contracts; No Defaults. ..................................................    22
         3.18     Insurance.................................................................    23
         3.19     Environmental Matters.....................................................    23
         3.20     Employees.................................................................    25
         3.21     Labor Relations; Compliance...............................................    25
         3.22     Intellectual Property.....................................................    26

         3.23     Certain Payments..........................................................    26
         3.24     Relationships with Related Persons........................................    26
         3.25     Brokers or Finders........................................................    26

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER..........................................    27
         4.1      Organization and Good Standing............................................    27
         4.2      Authority; No Conflict....................................................    27
         4.3      Certain Proceedings.......................................................    28
         4.4      Brokers or Finders........................................................    28
         4.5      Availability of Funds.....................................................    28

ARTICLE V COVENANTS OF THE PARTIES PRIOR TO CLOSING DATE....................................    28
         5.1      Access and Investigation..................................................    28
         5.2      Operation of the Businesses of Sellers....................................    28
         5.3      Negative Covenant.........................................................    29
         5.4      Mutual Cooperation........................................................    31
         5.5      [Intentionally Omitted]...................................................    33
         5.6.     Payment of Indebtedness by Related Persons................................    33
         5.7      No Negotiation............................................................    33
         5.8      Notice of Environmental Claims............................................    33
         5.9      Assignment of Software....................................................    33
         5.10     Assignment of Confidentiality Agreements..................................    34
         5.11     Change of the Sellers' Names..............................................    34
         5.12     Other Offers..............................................................    34

CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE.........................................    34
         6.1      Accuracy of Representations; Covenants; Deliveries........................    34
         6.2      HSR Act Filings...........................................................    35
         6.3      No Prohibition............................................................    35

ARTICLE VII CONDITIONS PRECEDENT TO PARENT'S, GPX'S AND SELLERS'
         OBLIGATION TO CLOSE................................................................    35
         7.1      Accuracy of Representations...............................................    35
         7.2      HSR Act Filings...........................................................    36
         7.3      No Prohibition............................................................    36

ARTICLE VIII CERTAIN POST-CLOSING COVENANTS.................................................    36
         8.1      Certain Covenants.........................................................    36
         8.2      Nonassignability of Assets.  .............................................    37
         8.3      Termination of Employees..................................................    38
         8.4.     Consent to Engagement.....................................................    38

ARTICLE IX MUTUAL COVENANTS.................................................................    39
         9.1      Expenses..................................................................    39
         9.2      Public Announcements......................................................    39
         9.3      Confidentiality...........................................................    39
         9.4      Employee Benefits.........................................................    39
         9.5      Insurance Coverage........................................................    41
         9.6      Transition Services Agreement.............................................    41

ARTICLE X TERMINATION.......................................................................    41
         10.1     Termination Events........................................................    41
         10.2     Effect of Termination.....................................................    42

ARTICLE XI INDEMNIFICATION; REMEDIES.........................................................   42
         11.1     Right to Indemnification Not Affected by Knowledge........................    42
         11.2     Indemnification and Payment of Damages by Parent, GPX and Sellers.........    42
         11.3     Indemnification and Payment of Damages by Parent,
                           GPX and Sellers--Environmental Matters...........................    43
         11.4     Indemnification and Payment of Damages by Buyer...........................    46
         11.5     Time Limitations..........................................................    47
         11.6     Limitations on Amount.....................................................    47
         11.7     Procedure for Indemnification--Third-Party Claims.........................    48
         11.8     Procedure for Indemnification--Other Claims...............................    49
         11.9     Other Matters.............................................................    49

ARTICLE XII GENERAL PROVISIONS..............................................................    50
         12.1     Survival..................................................................    50
         12.2     Further Assurances........................................................    50
         12.3     Waiver....................................................................    50
         12.4     Entire Agreement and Modification.........................................    51
         12.5     Notices...................................................................    51


         12.6     Jurisdiction; Service of Process..........................................    52
         12.7     Disclosure Schedules......................................................    52
         12.8     Assignments, Successors and No Third-Party Rights.........................    52
         12.9     Severability..............................................................    52
         12.10    Headings; Construction....................................................    53
         12.11    Governing Law.............................................................    53
         12.12    Counterparts..............................................................    53

                           ASSET PURCHASE AGREEMENT
                           ------------------------


     This Asset Purchase Agreement (this "Agreement") is made as of May 19,
                                          ---------
1999, by AF Acquisition Company, a Texas corporation ("Buyer"), UCR, Inc., a
                                                       -----
Texas corporation ("UCR"), AFC Acquisition, Inc., a Delaware corporation
                    ---
("AFC"), Ameri-Forge Corporation, a Delaware corporation and the sole stockholder of UCR and AFC (the "Company"), GPX Corp., a Nevada corporation and
                                  -------
the sole stockholder of the Company ("GPX"), and Global Industrial Technologies,
                                      ---
Inc., a Delaware corporation and the sole stockholder of GPX ("Parent").  The
                                                               ------
Company, UCR and AFC are each a "Seller" and, collectively, "Sellers".
                                 ------                      -------

                                   RECITALS

     Sellers desire to sell, and Buyer desires to purchase, all of the Acquired Assets (as defined below) of Sellers for the consideration and on the terms set forth in this Agreement.

                                   AGREEMENT

     The parties, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                   ---------
                                  DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I:
                                 ---------

     "Applicable Contract"--any Contract (a) under which any Seller has or may
      -------------------
acquire any rights, (b) under which any Seller has or may become subject to any obligation or liability or (c) by which any Seller or any of the assets owned or used by it is or may become bound.

     "Assigned Contracts"--any Applicable Contract (a) identified on Schedule
      ------------------                                             --------
3.17(a), (b) involving performance of services or delivery of goods or materials
------
by a Seller in the ordinary course of its business of an amount or value not in excess of $50,000, (c) involving performance of services or delivery of goods or materials to a Seller in the ordinary course of its business of an amount or value not in excess of $50,000 or (d) that is terminable by a Seller at its discretion, without penalty, upon no more than 30 days' notice, but excluding
(w) any Applicable Contract or commitment for capital expenditures not identified on Schedule A, (x) any Applicable Contract or commitment to purchase
              ----------
roller equipment or to purchase a roller hearth furnace for track links from Wolfgang Kohnle, which commitments are to be cancelled pursuant to Section
                                                                   -------
5.2(c), (y) any Applicable Contract with Linser and (z) any Applicable Contract
-----
with Armco, Inc. or its Related Persons, other than the lease dated April 15, 1998.

     "Assumed Liabilities"--(a) any current liabilities of Sellers reflected on
      -------------------
the Closing Date Balance Sheet (which shall not include any current or deferred income Tax liabilities) and (b) the Assigned Contracts.

     "Balance Sheet"--as defined in Section 3.4.
      -------------                 -----------

     "Business Facility"--includes any property (whether real or personal),
      -----------------
leaseholds or other interests and any buildings, plants, structures or equipment (including motor vehicles, tank cars and rolling stock) which any Seller currently leases, operates or owns or manages in any manner or which any Seller or any of their respective organizational predecessors formerly leased, operated, owned or managed in any manner.

     "CERCLA"--the United States Comprehensive Environmental Response,
      ------
Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq., as amended.

     "Closing"--as defined in Section 2.4.
      -------                 -----------

     "Closing Date"--the date and time as of which the Closing actually takes
      ------------
place.

     "Code"--the Internal Revenue Code of 1986, as amended, or any successor
      ----
law.

     "Consent"--any approval, consent, ratification, waiver or other
      -------
authorization (including any Governmental Authorization).

     "Contract"--any agreement, contract, obligation, promise or undertaking
      --------
(whether written or oral and whether express or implied) that is legally binding.

     "Damages"--includes damages, losses (including, but not limited to, any
      -------
diminution in value), shortages, liabilities (including, without limitation, STRICT LIABILITY), payments, obligations, penalties, claims, causes of action, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including, without limitation, fees, disbursements and expenses of attorneys, accountants and other professional advisors and of expert witnesses and costs of investigation, testing, sampling, monitoring and preparation) of any kind or nature whatsoever.

     "Disclosure Schedules"--the disclosure schedules delivered by Parent to
      --------------------
Buyer concurrently with the execution and delivery of this Agreement.

     "Encumbrance"--any charge, claim, community property interest, condition,
      -----------
equitable interest, encumbrance, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, other than liens for ad valorem Taxes not yet due and payable.

     "Environment"--soil, land surface or subsurface strata, surface waters
      -----------
(including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwaters, drinking water supply, stream sediments, ambient air, plant and animal life and any other environmental medium or natural resource.

     "Environmental Claim"-- any claim; litigation; demand; action; cause of
      -------------------
action; suit; notice of any actual or alleged violation of, or Remediation obligations arising under, Environmental Laws; governmental or private investigation and testing; written or oral notification of status of being potentially responsible for clean-up of any facility or for being in violation or in potential violation of any Requirement of Environmental Law; Proceeding before any Governmental Body; consent or administrative orders, agreements or decrees; or lien; whether Threatened, sought, brought or imposed, that is related to, or that seeks to recover or that causes the incurrence of Damages related to, or seeks to impose liability for: (i) improper use or treatment of wetlands, pinelands or other protected land or wildlife; (ii) noise; (iii) radioactive materials (including naturally occurring radioactive materials ["NORM"]); (iv) explosives; (v) pollution, contamination, preservation, protection, decontamination, remediation or clean-up of the air, surface water, groundwater, soil or protected lands; (vi) solid, gaseous or liquid waste generation, handling, discharge, Release, Threatened Release, treatment, storage, disposal or transportation; (vii) exposure of persons or property to Materials of Environmental Concern and the effects thereof; (viii) the Release or Threatened Release (into the indoor or outdoor environment), generation, processing, use, transfer, transportation, treatment, storage, disposal or Remediation of Materials of Environmental Concern; (ix) injury to, death of or threat to the health or safety of any person or persons caused by Materials of Environmental Concern; (x) destruction caused by Materials of Environmental Concern or the Release or Threatened Release of any Materials of Environmental Concern on any property (whether real or personal); (xi) the implementation of spill prevention and/or disaster plans relating to Materials of Environmental Concern; (xii) community right-to-know and similar disclosure laws; or (xiii) maintaining, disclosing or reporting information to Governmental Authorities or any other third person under any Environmental Law. The term, "Environmental Claim," also includes, without limitation, any claim based upon any asserted or actual breach or violation of Requirements of Environmental Law.

     "Environmental Laws"-- the laws described on Exhibit A attached hereto and
      ------------------                          ---------
incorporated herein for all purposes and any and all other laws, rules, principles of common law, regulations, ordinances, orders, consent agreements, orders on consent or published legally-binding guidance documents of any applicable Governmental Body, or any judicial or administrative decision governing health or worker protection as it relates to Materials of Environmental Concern, the Environment or a community's right to know.

     "Environmental Permits"--all permits, licenses, certificates,
      ---------------------
registrations, identification numbers, applications, consents, approvals, variances, notices of intent and exemptions necessary for the current ownership, use and/or operation of any current Business Facility to comply with Requirements of Environmental Laws.

     "ERISA"--the Employee Retirement Income Security Act of 1974, as amended,
      -----
or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Excluded Assets"--as defined in Section 2.1.
      ---------------                 -----------

     "Excluded Liabilities"--as defined in Section 2.2.
      --------------------                 -----------

     "GAAP"--generally accepted United States accounting principles, applied on
      ----
a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4 were prepared.
                                    -----------

     "Governmental Authorization"--any approval, Consent, license, permit,
      --------------------------
waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "Governmental Body"--any:
      -----------------

     (a) nation, state, county, city, town, village, district or other jurisdiction of any nature;

     (b) federal, state, local, municipal, foreign or other government;

     (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal of competent jurisdiction);

     (d) multi-national organization or body; or

     (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

     "HSR Act"--the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as
      -------
amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Intellectual Property"--trademarks, service marks, brand names,
      ---------------------
certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in the United States of, and applications in the United States to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not in the United States; patents, applications for patents (including, without limitation, divisions, continuations, continuations in-part and renewal applications), and any renewals, extensions or reissues thereof, in the United States; non-public information, trade secrets and confidential information and rights in the United States to limit the use or disclosure thereof by any Person; writings and other works, whether copyrightable or not in the United States; registrations or applications for registration of copyrights in the United States, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

     "Interim Balance Sheet"--as defined in Section 3.4.
      ---------------------                 -----------

     "IRS"--the United States Internal Revenue Service or any successor agency,
      ---
and, to the extent relevant, the United States Department of the Treasury.

     "Knowledge"--with respect to any Person, shall mean the actual knowledge of
      ---------
such Person after reasonable inquiry or, if such Person is not a natural person, the chief executive officer, chief financial officer, chief legal officer and most senior operating officer other than the chief executive officer of such Person, arising after the conduct by such Person or such officers of a reasonable investigation with respect to the facts or matters specified.

     "Legal Requirement"--any federal, state, local, municipal, foreign,
      -----------------
international, multinational or other administrative Order, constitution, law, ordinance, principle of common law, regulation, statute, treaty or the rules and regulations of the New York Stock Exchange, Inc.

     "Linser"--as defined in Section 2.1.
      ------                 -----------

     "Material Adverse Effect"--means a material adverse effect on the business,
      -----------------------
assets or financial condition or results of operations of Sellers, taken as a whole; provided, however, that an effect resulting from (i) any change in Legal Requirements or GAAP or interpretation thereof that applies to Sellers, (ii) any change in economic, business or financial market conditions generally or in the forged steel flange or undercarriage components markets specifically or (iii) the announcement and performance of this Agreement and compliance with the covenants set forth in this Agreement shall not be considered when determining if a Material Adverse Effect has occurred.

     "Materials of Environmental Concern"--(a) those substances included within
      ----------------------------------
the statutory and/or regulatory definitions or listings of "hazardous substance," "medical waste," "special waste," "hazardous waste," "extremely hazardous substance," "regulated substance," "hazardous materials," or "toxic substances," under any Environmental Law; (b) any material, waste or substance which is regulated under Environmental Laws or could be expected to serve as the basis of an Environmental Claim, and which contains: (i) petroleum, oil or a fraction thereof, (ii) explosives, (iii) radioactive materials (including naturally occurring radioactive materials), or (iv) solid wastes that pose imminent and substantial endangerment to health or the environment; and (c) such other substances, materials, or wastes that are classified or regulated as hazardous or toxic under any applicable federal, state or local law or regulation.

     "Net Working Capital"--the excess of the current assets of Sellers included
      -------------------
in the Acquired Assets over the current liabilities of Sellers included in the Assumed Liabilities, each as determined in accordance with GAAP.

     "Order"--any award, decision, injunction, judgment, order, ruling, subpoena
      -----
or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

     "Organizational Documents"--(a) the articles or certificate of
      ------------------------
incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (e) any amendment to any of the foregoing.

     "Performed Contracts"--any Applicable Contract for the purchase of goods or
      -------------------
services by any Seller under which such Seller (a) has fully performed its payment obligations, (b) purports to have fully performed its payment obligations, (c) is required pursuant to Section 5.2(c) to have fully performed
                                         --------------
its payment obligations prior to the Closing, or (d) only has payment obligations which are or will be current liabilities of Sellers included in the Assumed Liabilities.

     "Person"--any individual, corporation (including any non-profit
      ------
corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.

     "Proceeding"--any action, arbitration, audit, hearing, investigation,
      ----------
litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Related Person"--with respect to a particular individual:
      --------------

     (a) each other member of such individual's Family;

     (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

     (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

     (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity).

     With respect to a specified Person other than an individual:

     (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

     (b) any Person that holds a Material Interest in such specified Person;

     (c) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity);

     (d) any Person in which such specified Person holds a Material Interest;

     (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

     (f) any Related Person of any individual described in clause (b) or (c).

     For purposes of this definition, (a) the "Family" of an individual includes
                                               ------
(i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and
(b) "Material Interest" means direct or indirect beneficial ownership (as
     -----------------
defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 50% of the outstanding voting power of a Person.

     "Release"--any spilling, leaking, emitting, discharging, depositing,
      -------
escaping, leaching, dumping or other releasing into the Environment, whether intentional or unintentional.

     "Remediation"--any action necessary to (i) comply with and ensure
      -----------
compliance with the Requirements of Environmental Laws and (ii) protect against and/or respond to, investigate, remove or remediate or monitor the Release or Threatened Release of Materials of Environmental Concern.

     "Representative"--with respect to a particular Person, any director,
      --------------
officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

     "Requirement(s) of Environmental Law(s)"--all requirements, conditions,
      --------------------------------------
restrictions or stipulations of Environmental Laws imposed upon or related to any Seller or the assets and/or the business of any Seller.

     "Seller Employee"--as defined in Section 9.4.
      ---------------                 -----------

     "Seller Plan"--as defined in Section 3.13.
      -----------                 ------------

     "Subsidiary"--with respect to any Person (the "Owner"), any corporation or
      ----------                                    -----
other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

     "Tax"-- any tax (including, without limitation, any income tax, franchise
      ---
tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, inventory tax, occupancy tax, withholding tax, payroll tax, gift tax, estate tax or inheritance tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or pursuant to any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, impost, imposition, toll, duty, deficiency or fee.

     "Tax Return"--any return (including any information return), report,
      ----------
statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, including any schedule or attachment thereto, and including any amendment thereof, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "Threat of Release" or "Threatened Release"--as construed pursuant to
      -----------------      ------------------
CERCLA.

     "Threatened"--a claim, Proceeding, dispute, action or other matter will be
      ----------
deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing).

                                  ARTICLE II
                                  ----------
                 SALE AND TRANSFER OF ACQUIRED ASSETS; CLOSING

     2.1  Sale of the Acquired Assets; Excluded Assets.

     (a) Subject to the terms and conditions of this Agreement, Sellers will convey, transfer and deliver to Buyer at the Closing all Seller's right, title and interest in and to all of Sellers' then existing properties and assets (real, personal and mixed, tangible and intangible) and business as a going concern, other than the Excluded Assets (as defined below) (the "Acquired
                                                                 --------
Assets").  The Acquired Assets to be conveyed, transferred and delivered shall
------
include those reflected on the Balance Sheet and the Interim Balance Sheet as owned by Sellers with only such changes therein as shall have occurred in the ordinary course of business between the date of the Balance Sheet and the Closing Date, or otherwise as may be consented to or approved in writing by Buyer and Parent or permitted by this Agreement. Without limiting the generality of the foregoing provisions, the Acquired Assets shall include the following that are owned, leased or licensed by Sellers as of the Closing Date: all land, buildings, structures, leasehold rights and improvements, machinery, equipment, furniture, fixtures, supplies, vehicles, rolling stock, goodwill, inventories, raw materials, work in process, all rights of the Sellers in, to and under the Assigned Contracts and the Performed Contracts, licenses and applications therefor, franchises, claims, accounts receivable, vendor rebates, prepaid items; all rights and interests in, to and under any Intellectual Property, including computer software, whether owned or licensed; shop rights, permits and other rights and privileges; all prints, drawings, technical records, trade secrets, inventions, know-how, formulae, processes, procedures, research records, records of inventions, test information and market surveys; and all books of account and records, sales data, customer and supplier lists and any other information regarding the businesses or customers of the Sellers, in any form or medium (excluding the respective minute books and stock ledgers of the Sellers); and all cash and cash equivalents of Sellers. The Acquired Assets shall also include any insurance proceeds or other amounts received by Parent, GPX or Sellers with respect to any Acquired Asset which is lost, stolen, damaged, destroyed or otherwise the subject of an insured loss after the date hereof and on or prior to the Closing Date, which insurance proceeds or other amounts Sellers may not distribute or otherwise pay to Parent or any of its Subsidiaries.

     (b)  Notwithstanding the provisions of Section 2.1(a), the Acquired Assets
                                            -------------
shall not include the Excluded Assets, which shall be retained by Parent, GPX or Sellers, as applicable. The term "Excluded Assets" shall mean:
                                   ---------------

          (i) any Applicable Contract other than the Assigned Contracts or the Performed Contracts;

          (ii) any and all assets and properties owned, leased or licensed by Parent, GPX or any of their Subsidiaries (other than Sellers) whether or not located at or on Sellers' premises and whether or not used by Sellers in their businesses, none of which assets or properties is reflected on the Balance Sheet or the Interim Balance Sheet and all of which assets or properties located at or on Sellers' premises or used by Sellers in their businesses are listed on
Schedule 2.1(b)(ii);
-------------------

          (iii) all rights, claims, credits, Proceedings and judgments of Sellers relating to any Excluded Asset or any Excluded Liability (as defined below), including any such items arising under insurance policies and all guarantees, warranties, indemnities and similar rights in favor of Sellers in respect of any Excluded Asset or Excluded Liability, and expressly not including any rights, claims, credits, Proceedings and judgments of Sellers relating to any Acquired Asset or Assumed Liability, including insurance proceeds;

          (iv) all rights of Sellers under this Agreement and the other agreements and instruments executed and delivered in connection with this Agreement;

          (v)   current or deferred income Tax assets;

          (vi) any accounts receivable or notes receivable from Herbert Linser, Linser Industry Services or any Related Persons of Herbert Linser or Linser Industry Services (individually or collectively, "Linser") and any inventory
                                                  ------
consigned to Linser;

          (vii) the capital stock of UCR, AFC and Linser held by the Company;

          (viii) all books and records of Sellers which Sellers are required by any Legal Requirement to retain; and

          (ix) all financial and Tax records that form part of either Seller's general ledger;

provided, however, that Buyer shall be entitled to a copy of any such books and records described in items (viii) and (ix) above.

     2.2  Assumption of Liabilities.  Subject to the terms of this Agreement, at the Closing Buyer will assume the Assumed Liabilities and after the Closing Buyer shall be obligated to pay, perform and discharge the Assumed Liabilities. The parties hereby expressly agree and acknowledge that Buyer shall not assume, or be responsible for, in any manner whatsoever, and Sellers, GPX or Parent (as the case may be) shall retain and have sole and complete responsibility for, any claims against, or liabilities, commitments, Contracts, agreements or obligations of any nature whatsoever of the Sellers other than the Assumed Liabilities (the "Excluded Liabilities").
                  --------------------

     2.3  Purchase Price.

     (a) In full consideration for the Acquired Assets, Buyer shall pay Sellers a purchase price (the "Purchase Price") equal to the sum of (i) $40,000,000 plus
                       --------------
(ii) the excess of (A) Net Working Capital as of the Closing Date ("Closing Date
                                                                    ------------
Net Working Capital") over (B) $31,300,000 (which excess may be a positive or
-------------------
negative number).

     (b) For purposes of calculating Closing Date Net Working Capital, (i) the amount of Sellers' inventory as of the Closing Date shall be the Closing Date Inventory (defined below) and (ii) the amount of any insurance claims or other proceeds received by Sellers relating to any asset of the Sellers, other than a current asset, which is the subject of an insured loss shall not be included in the current assets of Sellers.

     "Closing Date Inventory" shall mean the lesser of (A) $30,500,000 or (B)
      ----------------------
the value of Sellers' inventory determined as of the Closing Date, which shall equal the sum of the products of (i) a physical count of the individual components of the inventory as of the Closing Date multiplied by (ii) the standard cost of the individual components of the inventory as of the Closing Date determined in a manner consistent with the method used to prepare Sellers' consolidated year-end financial statements for the year ended December 31, 1998 (and consistent with Sellers' application of such method for the period since December 31, 1998) and using lower of cost or market to value purchased materials, where market value for purchased materials is determined as the current replacement cost for identical products bought in similar quantities as originally purchased by Sellers, with such total inventory value to be adjusted in accordance with GAAP for excess and obsolete inventory in the flange business and similarly adjusted for obsolete, but not excess, inventory in the undercarriage components business; provided, however, that if the inventory as initially determined in accordance with part (B) of this definition (such initial determination to be the "Preliminary Closing Date Inventory") is less
                                 ----------------------------------
than $30,500,000, then the Reduction In Undercarriage Inventory Due To

Change In Material Costs (defined below) shall be determined and, for purposes of part (B) of this definition only, the amount by which the Reduction In Undercarriage Inventory Due To Change In Material Costs exceeds $1,500,000 shall be added back to the Preliminary Closing Date Inventory for purposes of determining the Closing Date Inventory.

     "Reduction In Undercarriage Inventory Due To Change In Material Costs"
      --------------------------------------------------------------------
shall mean the excess (but not less than zero) of (A) the Preliminary Closing Date Inventory, modified to value purchased materials in the undercarriage components business inventory at the valuations used in Sellers' inventory on the Balance Sheet, over (B) the Preliminary Closing Date Inventory.

     (c) Not less than three business days prior to the Closing, Parent shall provide Buyer with a reasonably prepared projected consolidated balance sheet of Sellers as of the Closing Date and a reasonably prepared estimate of Net Working Capital as of the Closing Date ("Estimated Closing Date Net Working Capital"),
                                 ------------------------------------------
which estimate shall be used to determine the estimated Purchase Price to be paid to Sellers at the Closing.

     2.4  Closing.  The purchase and sale (the "Closing") provided for in this
                                                -------
Agreement will take place at the offices of Locke Liddell & Sapp LLP, 3400 Chase Tower, 600 Travis, Houston, Texas 77002, at 10:00 a.m. (Houston time) on the later of (a) June 22, 1999 or (ii) the date that is two business days following the satisfaction or waiver of all conditions to closing in Articles VI and
                                                           -----------
Articles VII (other than those conditions that by their nature are to be
------------
satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), or at such other time and place as the parties may agree. Subject to the provisions of Article X, failure to consummate the purchase and sale
                     ---------
provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.4 will not result in the termination of this
                 -----------
Agreement and will not relieve any party of any obligation under this Agreement.

     2.5  Closing Obligations.  At the Closing:

     (1)  Parent, GPX or Sellers, as the case may be, will deliver to Buyer:

          (1) one or more bills of sale, deeds, assignments or other instruments of conveyance in mutually agreed form which shall be effective to vest in Buyer good and marketable title to the Acquired Assets;

          (2)  the certificate or certificates required by Section 6.1(c);  and
                                                           -------------

          (3) such other documents as Buyer may reasonably request for the purpose of (A) evidencing the satisfaction of any condition referred to in
Article VI or (B) otherwise facilitating the consummation or performance of any
----------
of the transactions contemplated in this Agreement.

     (2)  Buyer will deliver to Parent, GPX or Sellers, as the case may be:

          (1) the estimated Purchase Price in immediately available funds by wire transfer to one or more accounts specified by Sellers;

          (2) an assumption agreement in a mutually agreed form which shall be effective to evidence Buyer's assumption of the Assumed Liabilities;

          (3)  the certificate required by Section 7.1(c);  and
                                           -------------

          (4) such other documents as Parent may reasonably request for the purpose of (A) evidencing the satisfaction of any condition referred to in
Article VII or (B) otherwise facilitating the consummation of any of the
-----------
transactions contemplated in this Agreement.

     2.6  Closing Financials.

     (a) As promptly as possible after the Closing, and in any event not later than 45 days after the Closing Date, Buyer shall prepare (i) a consolidated balance sheet (the "Closing Date Balance Sheet") as of the Closing Date
                    --------------------------
reflecting the Acquired Assets and the Assumed Liabilities prepared in a manner consistent with the method used to prepare Sellers' consolidated year-end financial statements for the year ended December 31, 1998, and (ii) a calculation of Closing Date Net Working Capital. The items prepared and calculated pursuant to this Section shall hereinafter be collectively referred to as the "Closing Financials."
           ------------------

     (b) As promptly as reasonably practicable and, in any event, not later than 45 days after the Closing Date, Buyer shall deliver to Parent the Closing Financials. If Parent does not object in writing to the Closing Financials within 30 days after delivery, such Closing Financials shall automatically become final and conclusive; any such written objection (the "Objection Notice")
                                                              ----------------
shall set out the reasons for the objection, the amount in dispute (if determinable) and the basis for the calculation of such amount (if determinable). In the event that Parent properly objects in writing to the Closing Financials within said 30-day review period, Parent and Buyer shall promptly meet and endeavor to reach agreement as to the content of the Closing Financials. If Parent and Buyer agree in writing on the content of the Closing Financials, such Closing Financials shall become final and conclusive.

     (c) If Buyer and Parent are unable to settle any dispute with respect to the Closing Financials within 30 days after the delivery by Parent to Buyer of the Objection Notice, the dispute shall be submitted to Deloitte & Touche LLP, certified public accountants, or if such firm declines the engagement, then to such other mutually agreed certified public accounting firm of recognized national standing other than Buyer's customary accounting firm ("Buyer's
                                                                 -------
Accountants"), Parent's customary accounting firm ("Parent's Accountants") or
-----------                                         --------------------
any accounting firm merged or proposed to be merged with or otherwise acquired by either Buyer's's Accountants or Parent's Accountants, as is jointly selected by Buyer and Parent (the firm accepting the engagement being referred to as the "Accounting Arbiter"), whose decision with respect thereto shall be final and
 ------------------
binding on the parties in all respects. Buyer and Parent shall cooperate in completing any dispute resolution as expeditiously as possible and the Accounting Arbiter may hire such experts as may appear to be appropriate. All of the costs and expenses of the dispute resolution shall be borne equally by Buyer and Parent. Dispute resolution under this Section 2.6 shall be in substitution for
                                      -----------
and precludes the bringing of any Proceeding in any court in connection with any objection made by Buyer or Parent pursuant to this Section.

     (d) The determination of the Accounting Arbiter shall be made within 30 days after the date on which the dispute was referred to dispute resolution and the determination of the Accounting Arbiter shall be final and binding on all parties. The Closing Date Net Working Capital and the Purchase Price shall be adjusted in accordance with the determination of the Accounting Arbiter.

     2.7 Final Adjustment to Purchase Price. Promptly, and in any event within five business days, following the final determination of the Closing Date Net Working Capital pursuant to Section 2.6:
                            -----------

     (a) If the Closing Date Net Working Capital exceeds the Estimated Closing Date Net Working Capital, Buyer shall pay Sellers such excess, with simple interest at a rate per annum equal to the prime rate of interest as announced from time to time by NationsBank, N.A., d/b/a Bank of America, National Association, successor by merger to Bank of America Texas, N.A. ("Bank of
                                                                  -------
America"), from the Closing Date until the amount of such excess is paid in
-------
full; and

     (b) If the Estimated Closing Date Net Working Capital exceeds Closing Date Net Working Capital, Sellers shall pay Buyer such excess with simple interest at a rate per annum equal to the prime rate of interest as announced from time to time by Bank of America, from the Closing Date until the amount of such excess is paid in full.

     2.8  Tax Matters.

     (a)  Allocation of Purchase Price.  Buyer shall propose an allocation,
          ----------------------------
prepared in accordance with Section 1060 of the Code and the Treasury Regulations thereunder, of Purchase Price among the Acquired Assets. Parent, GPX and Sellers shall not unreasonably withhold their agreement to any such allocation of Purchase Price. In the event of any disagreement, Parent and Buyer will negotiate in good faith and use their respective reasonable efforts to agree to the final Purchase Price and an allocation of that price among the Acquired Assets. Buyer and Parent shall use the asset values determined from such allocation for purposes of all Tax Returns, including IRS Form 8594 or any equivalent statement.

     (b)  Transfer Taxes.  Sellers, on the one hand, and Buyer, on the other
          --------------
hand, shall each pay 50% of any sales, use or other transfer taxes arising from the consummation of the transactions contemplated in this Agreement.

     (c)  Liability for Taxes.  Except to the extent treated as a liability in
          -------------------
the calculation of Closing Date Net Working Capital, Sellers shall be liable for, and Parent, GPX and Sellers shall indemnify Buyer against, all Taxes imposed in respect of the Acquired Assets for the period ending on and including the Closing Date. Except to the extent treated as an asset in the calculation of Closing Date Net Working Capital, Buyer shall be liable for and shall indemnify Sellers against Taxes imposed in respect of the Acquired Assets for the period that begins after the Closing Date. Each party shall pay, when due, the Taxes for which such party is liable pursuant to this Section 2.8.
                        -----------

     (d)  Adjustment to Purchase Price.  Any payment by Buyer or Sellers under
          ----------------------------
this Section 2.8 will be an adjustment to the Purchase Price.
     -----------

     (e)  Refunds of Taxes.  Buyer shall pay to Sellers, promptly upon receipt,
          ----------------
all Tax refunds received by Buyer after the Closing Date in respect of Taxes paid by Sellers, except to the extent such refundable Taxes were considered assets in the calculation of Closing Date Net Working Capital.

     (f)  Survival of Obligations.  The obligations of the parties set forth in
          -----------------------
this Section 2.8 shall be unconditional and absolute and shall remain in effect
     -----------
without limitation as to time and shall not be subject to the limitations of
Section 11.6.
------------

     2.9 SPLIT Loans. With respect to any loans made by Sellers to SPLIT SRL, an Italian corporation ("SPLIT"), the parties hereby expressly agree that (a) no
                         -----
such loans shall be deemed to be current assets for purposes of calculating Closing Date Net Working Capital pursuant to Section 2.3 and (b) Parent, GPX
                                             -----------
and Sellers are making no representations or warranties in this Agreement or otherwise regarding the collectibility of such loans.

     2.10 Linser Backlog. Sellers shall, and Parent shall cause Sellers to, use their reasonable best efforts to deliver to Linser prior to Closing any products ordered by Linser prior to the date hereof. After the date of this Agreement, Sellers shall not, and Parent shall not permit Sellers to, enter into any Applicable Contract or other commitment to sell, deliver or otherwise convey products to Linser. To the extent all ordered products are not shipped to Linser prior to Closing, Buyer shall ship, or cause to be shipped, all remaining products ordered by Linser to Parent, or as Parent otherwise directs in writing. Buyer shall invoice Parent directly for all such shipped products, and Parent shall pay Buyer directly within 30 days for all such shipped products.

                                  ARTICLE III
                                  -----------
           REPRESENTATIONS AND WARRANTIES OF PARENT, GPX AND SELLERS

     Each of Parent, GPX and Sellers, jointly and severally, represent and warrant to Buyer, except as set forth in the Disclosure Schedules, as of the date hereof and as of the Closing Date (except that representations and warranties that are made as of a specific date need only be true as of such date), as follows:

     3.1  Organization and Good Standing.

     (a) GPX is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

     (b) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (c)  Schedule 3.1 contains a complete and accurate list for each Seller of
          ------------
its name, its jurisdiction of incorporation and other jurisdictions in which it is authorized to do business. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Seller has full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use and to perform all its obligations under Applicable Contracts, except for such power, authority, ownership, use and performance the absence of which would not have a Material Adverse Effect. Each Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for those jurisdictions where failure to be so qualified would not have a Material Adverse Effect.

     (d) Parent has delivered or made available to Buyer copies of the Organizational Documents of each Seller, as currently in effect.

     (e) UCR has no Subsidiaries. The Company's only Subsidiaries are UCR and AFC. GPX owns of record and beneficially all of the outstanding capital stock of the Company, and the Company owns of record and beneficially all of the outstanding capital stock of UCR and AFC.

     3.2  Authority; No Conflict.

     (a) Each of Parent, GPX and each Seller has full corporate power and authority to execute this Agreement and the other agreements, documents and other instruments executed and delivered in connection with this Agreement to which they are a party (the "Seller Ancillary Documents"), and to consummate the
                             --------------------------
transactions contemplated herein and therein. The execution and delivery by Parent, GPX and each Seller of this Agreement and the Seller Ancillary Documents to which any of them is a party, and the consummation by each of them of the transactions contemplated herein and therein, have been duly authorized by all necessary corporate action.

     (b) This Agreement constitutes the legal, valid and binding obligation of Parent, GPX and Sellers, enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity
                                                         ---------------------
Exception"). Upon the execution and delivery by Parent, GPX and Sellers of the
---------
Seller Ancillary Documents to which they are, or are specified to be, parties, the Seller Ancillary Documents will constitute the legal, valid and binding obligations of Parent, GPX and Sellers, as the case may be, enforceable against each of them in accordance with their respective terms, subject to the Bankruptcy and Equity Exception. Each of Parent, GPX and Sellers has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Seller Ancillary Documents and to perform their respective obligations under this Agreement and the Seller Ancillary Documents.

     (c) Neither the execution and delivery of this Agreement by Parent, GPX and Sellers nor the consummation or performance of any of the transactions contemplated in this Agreement by Parent, GPX and Sellers will (with or without notice or lapse of time):

          (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of any Seller or (B) any resolution adopted by the board of directors or the stockholders of any Seller;

          (ii) assuming due compliance with all requirements under the HSR Act, contravene, conflict with or result in a violation of any Legal Requirement or any Order to which any Seller, Parent or GPX is subject;

          (iii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any Seller or that otherwise relates to the business of, or any of the assets owned or used by, any Seller;

          (iv) contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Applicable Contract; or

          (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any Seller;

except, in the case of clause (ii), (iii), (iv) or (v) above, for any contravention, violation, conflict, breach, default, remedy, acceleration, failure, cancellation, termination, modification, imposition or creation that is not reasonably likely to cause a Material Adverse Effect.

     3.3  [Intentionally omitted].

     3.4  Financial Statements.  Parent has delivered or made available to
Buyer: (a) the Company's unaudited consolidated balance sheets (the "Balance
                                                                     -------
Sheet") as at December 31, 1998 and the related unaudited consolidated
-----
statements of income and changes in stockholders' equity for the year then ended; (b) the Company's consolidated balance sheets for each of the fiscal years ended October 31, 1995, 1996 and 1997, together with the related consolidated statements of income and changes in stockholders' equity for the fiscal years then ended, and (c) an unaudited consolidated balance sheet of the Company as at March 31, 1999 (the "Interim Balance Sheet") and the related
                                   ---------------------
unaudited consolidated statement of income for the three months then ended. The financial statements referred to in this Section 3.4 (the "Financial
                                         -----------       ---------
Statements") present fairly, in all material respects, the consolidated financial position and the consolidated results of operations of the business of the Company as of the dates thereof and for the periods then ended. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis (except as may be noted therein), except that the Financial Statements (i) are not a complete set of the financial statements required by GAAP, (ii) do not have full footnote disclosure required by GAAP, (iii) do not follow the presentation requirements of GAAP, and (iv) exclude asset impairments recorded by Parent as set forth in Parent's annual report on Form 10-K for the year ended December 31, 1998 and in Parent's quarterly report on Form 10-Q for the quarter ended March 31, 1999.

     3.5. Books and Records. The books of account, minute books, stock record books and other records of the Sellers, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained, in all material respects, in accordance with sound business practices.

     3.6  Title to Properties; Encumbrances.  Schedule 3.6 contains a complete
                                              ------------
and accurate list of all real property, leaseholds or other interests therein owned, leased or used by the Sellers. Parent has delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which Sellers acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of Parent, GPX or Sellers relating to such property or interests. Sellers own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal or mixed, and whether tangible or intangible) owned in either Seller's name or reflected as owned in the books and records of Sellers, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases and inventory sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the ordinary course of business), and all of the properties and assets purchased or otherwise acquired by Sellers since the date of the Balance Sheet but before the date of this Agreement (except for inventory acquired and sold since the date of the Balance Sheet in the ordinary course of business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Schedule 3.6. Schedule 3.6 contains a complete and accurate list
              ------------   ------------
of all of the fixed assets owned by Sellers as of the date hereof. All material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances, except any Encumbrance (a) shown on the Balance Sheet or the Interim Balance Sheet, (b) incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet, each of which is listed on Schedule 3.6, (c) which would not be
                                  ------------
reasonably likely to have a Material Adverse Effect, (d) liens for current taxes not yet due and payable, and (e) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto or impairs the operations of any Seller and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plants and structures owned by Sellers lie wholly within the boundaries of the real property owned by Sellers and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

     3.7 Condition and Sufficiency of Assets. Subject to such exceptions as would not have a Material Adverse Effect, the buildings, plants, structures and equipment owned, leased or used by

Sellers are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, plants, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Acquired Assets are sufficient for the continued conduct of the respective businesses of the Sellers after the Closing in substantially the same manner as conducted prior to the Closing.

     3.8 Accounts Receivable. All of Sellers' accounts receivable that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of Sellers as of the Closing Date (collectively, the "Accounts
                                                              --------
Receivable") represent or will represent valid obligations arising from sales
----------
actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be, as of the Closing Date, current and collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the accounting records of Sellers as of the Closing Date, which reserves are adequate and calculated consistent with past practice. There is no contest, claim or right of set-off, other than returns in the ordinary course of business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

     3.9 Inventory. All inventory of Sellers, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been, or will be, written off or written down to net realizable value in the Closing Date Balance Sheet. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process or finished goods) in Sellers' flange business are not excessive.

     3.10 No Undisclosed Liabilities. Sellers have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) except for liabilities or obligations (a) reflected or reserved against in the Balance Sheet, the Interim Balance Sheet or otherwise set forth in this Agreement or the Disclosure Schedules, (b) liabilities or obligations incurred in the ordinary course of business since the date of the Balance Sheet or (c) liabilities that would not reasonably be expected to have a Material Adverse Effect.

     3.11 Taxes.

     (a) There are no liens for Taxes (other than for ad valorem Taxes not yet due and payable) on any of the Acquired Assets.

     (b) Buyer is not required to withhold any portion of the Purchase Price pursuant to Section 1445 or any other provision of the Code.

     (c)  Sellers have paid when due all Taxes levied on the Acquired Assets.

     3.12 No Material Adverse Effect. Since the date of the Interim Balance Sheet, there has not occurred any Material Adverse Effect and no event has occurred or circumstance exists that is reasonably likely to result in a Material Adverse Effect.

     3.13  Employee Benefits.  Schedule 3.13 lists each "Employee Benefit Plan"
                               -------------             ---------------------
(within the meaning of Section 3(3) of ERISA) and any other employee plan or arrangement maintained by any Seller for or in which any Seller Employee participates (collectively, the "Seller Plans"). Copies or descriptions of the
                                 ------------
Seller Plans will be made available to Buyer upon written request. Each Seller Plan has been administered and is in material compliance with the terms of such plan and all applicable laws, rules and regulations where the failure thereof would have a Material Adverse Effect on the financial condition of any Seller. No Seller has contributed to any "multi-employer plan" (within the meaning of
Section 3(37) of ERISA) and neither Sellers nor any entity that is treated as a single employer under Code (S) 414(b), (c), (m) or (o) or ERISA (S) 4001(a) (14) or 4001(b) ("Controlled Entity") has incurred any withdrawal liability which
             -----------------
remains unsatisfied in an amount which would have a Material Adverse Effect on the financial condition of Sellers. Neither Sellers nor any Controlled Entity has any liability related to a pension benefit plan which is a defined benefit plan under Title IV of ERISA which would have a Material Adverse Effect on the financial condition of Sellers. To Parent's Knowledge, no "prohibited transaction" as such term is used in Section 406 of ERISA or Section 4575 of the Code, and no litigation or administrative or other Proceeding involving any Seller Plan has occurred or is Threatened where an adverse determination would have a Material Adverse Effect on Sellers.

     3.14  Compliance with Legal Requirements; Governmental Authorizations.

     (a) The business of Sellers is not being conducted in violation of any applicable Legal Requirement, all Governmental Authorizations required to conduct the business of Sellers have been obtained and are valid and are in full force and effect, and Sellers are in full compliance with all of the terms and requirements of each such Governmental Authorization, except for any noncompliance which would not be reasonably likely to have a Material Adverse Effect, it being understood that nothing in this representation is intended to address any compliance issue that is (i) related to any Environmental Law or Environmental Permit or (ii) the subject of any other representation or warranty set forth herein.

     (b) No Seller has received, at any time since January 1, 1997, any notice or other communication (whether oral or written) from any Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or Governmental Authorization, or (B) any actual, alleged, possible or potential obligation on the part of any Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, except for notices or communications with respect to violations or obligations which would not reasonably be expected to have a Material Adverse Effect.

     3.15  Legal Proceedings; Orders.

     (a)   Except as set forth on Schedule 3.15, there is no pending Proceeding:
                                  -------------

           (i) that has been commenced by or against any Seller that will materially affect the business of any Seller or the Acquired Assets taken as a whole; or

           (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated in this Agreement.

     To the Knowledge of Parent, GPX or Sellers, no Proceeding, which if it were pending would be listed on Schedule 3.15, has been Threatened.
                           -------------

     (b) There is no Order to which any Seller is subject that will materially affect the business of any Seller or the Acquired Assets taken as a whole.

     (c) No officer, director, agent or employee of any Seller is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of any Seller.

     (d)   Except as set forth on Schedule 3.15:
                                  -------------

           (i) each Seller is in compliance in all material respects with the terms and requirements of each currently effective Order to which it, or any of the assets owned or used by it, is subject;

           (ii) to the Knowledge of the Company, no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which any Seller, or any of the assets owned or used by any Seller, is subject; and

           (iii) no Seller has received any written notice or other written communication from any Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which any Seller, or any of the assets owned or used by any Seller, is subject.

     3.16 Absence of Certain Changes and Events. Since the date of the Balance Sheet, Sellers have conducted their businesses only in the ordinary course of business and there has not been any:

     (a)   amendment to the Organizational Documents of any Seller;

     (b) payment or increase by any Seller of any bonuses, salaries or other compensation to any stockholder, director, officer or employee, except in the ordinary course of business, or entry into any employment, severance or similar Contract with any director, officer or employee;

     (c) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees of any Seller;

     (d) damage to or destruction or loss of any asset or property of any Seller, whether or not covered by insurance, except for such damage, destruction or loss that would not have a Material Adverse Effect;

     (e) entry into, termination of or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit or similar agreement or (ii) any Contract or transaction involving a total remaining commitment by or to any Seller of at least $10,000, excluding any purchase and sales orders relating to inventory entered into or terminated in the ordinary course of business;

     (f) sale (other than sales of inventory in the ordinary course of business), lease or other disposition of any material asset or property of Sellers, taken as a whole, or mortgage, pledge or imposition of any Encumbrance on any material asset or property of Sellers, taken as a whole, including the sale, lease or other disposition of any of the Intellectual Property owned by Sellers;

     (g) cancellation or waiver of any claims or rights with a value to any Seller in excess of $10,000;

     (h)  material change in the accounting methods used by any Seller; or

     (i) agreement, whether oral or written, by any Seller to do any of the foregoing.

     3.17 Contracts; No Defaults.

     (a)  Schedule 3.17(a) contains a complete and accurate list, and Sellers
          ---------------
have delivered to Buyer true and complete copies, of each of the Assigned Contracts other than Assigned Contracts (a) involving performance of services or delivery of goods or materials by a Seller in the ordinary course of its business of an amount or value not in excess of $50,000, (b) involving performance of services or delivery of goods or materials to a Seller in the ordinary course of its business of an amount or value not in excess of $50,000 or (c) that are terminable by a Seller at its discretion, without penalty, upon no more than thirty (30) days' notice.

     (b)  Except as set forth on Schedule 3.17(b):
                                 ---------------

          (i) neither Parent nor GPX (and no Related Person of Parent or GPX) has or may acquire any rights under any Assigned Contract; and

          (ii) no employee of any Seller is bound by any Contract that purports to limit the ability of such employee to (A) engage in or continue any conduct, activity or practice relating to the business of any Seller, or (B) assign to any Seller or to any other Person any rights to any invention, improvement or discovery.

     (c)  Except as set forth on Schedule 3.17(c), each Assigned Contract is in
                                 ----------------
full force and effect and is valid and enforceable in accordance with its terms.

     (d)  Except as set forth on Schedule 3.17(d):
                                 ----------------

          (i) each Seller is in compliance in all material respects with all applicable terms and requirements of each Assigned Contract under which such Seller has or had any obligation or liability or by which such Seller or any of the assets owned or used by such Seller is or was bound;

          (ii) to the Knowledge of Sellers, each other Person that has or had any obligation or liability under any Assigned Contract under which a Seller has or had any rights is in compliance in all material respects with all applicable terms and requirements of such Assigned Contract;

          (iii) to the Knowledge of Sellers, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a violation or breach of, or give any Seller or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Assigned Contract; and

          (iv) no Seller has given to, or received from any other Person, any written notice or other written communication regarding any actual, alleged, possible or potential violation or breach of, or default under, any Assigned Contract.

     (e) To the Knowledge of Sellers, there are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to any Seller under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

     (f) The Assigned Contracts relating to the sale, design, manufacture or provision of products or services by Sellers have been entered into in the ordinary course of business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

     3.18 Insurance. Parent, GPX or Sellers have obtained insurance policies covering Sellers' businesses, operations, properties and assets in amounts and against losses which Parent, GPX or

Sellers have reasonably determined are adequate. No insurance has been refused with respect to any operations, properties or assets of Sellers nor has coverage of any insurance been limited by any insurance carrier that has carried, or received any application for, any such insurance during the last three years.

     3.19  Environmental Matters.

     (a) No Seller, nor any of their respective Business Facilities, is in violation of, or has violated, or has been or is in non-compliance with, any Environmental Laws in connection with the ownership, use, maintenance or operation of, or conduct of the business of any Seller or any of their respective Business Facilities.

     (b)   Without in any manner limiting the generality of (a) above:

           (i) Except in compliance with Environmental Laws (including, without limitation, by obtaining necessary Environmental Permits), no Materials of Environmental Concern have been used, generated, extracted, mined, beneficiated, manufactured, stored, treated or disposed of, or in any other way Released (and there is no Threatened Release) by any Seller, or to the Knowledge of any Seller, by any other Person, on, under or about any Business Facility or transferred or transported to or from any Business Facility by any Seller, or to the Knowledge of any Seller, by any other Person;

           (ii)  Sellers are not, to the Knowledge of Sellers, subject to any:
                 (A) liability in connection with any Release or Threatened Release of any Materials of Environmental Concern into the Environment whether on or off any Business Facility; (B) reclamation, decontamination or Remediation requirements under Environmental Laws, or any reporting requirements related thereto; or (C) consent order, compliance order or administrative order relating to or issued under any Environmental Law;

           (iii) There are no Environmental Claims known, pending or Threatened against or affecting any Seller, or any of their respective Business Facilities, and to the Knowledge of the Sellers there is no event, condition or Release that could reasonably be expected to form a basis for same;

           (iv) Sellers and all of their respective Business Facilities have and have timely filed applications for renewal of all Environmental Permits necessary for the operation of the business of each Seller as presently conducted; Sellers have all environmental and pollution control equipment necessary to comply with all Environmental Laws (including, without limitation, compliance with all applicable Environmental Permits) for the operation of the businesses of each Seller as presently conducted, and Sellers and their respective Business

                 Facilities are in compliance with all terms and conditions of such Environmental Permits;

          (v) Regarding all Environmental Permits for which renewal, amendment or modification is sought and an application is pending to the Knowledge of Sellers, no material expenditures, capital improvements or changes in operation will be necessary as a condition or as a result of such renewal, amendment or modification;

          (vi) To the Knowledge of Sellers, there are no, nor have there ever been any, storage tanks or solid waste management units located on or under any Business Facility of any Seller and there is no, nor has there been any, Release of Materials of Environmental Concern on or from any Business Facility of any Seller resulting in an amount or concentration exceeding any applicable industrial standard published pursuant to Requirements of Environmental Laws;

          (vii) To the Knowledge of Parent or GPX, none of the off-site locations where Materials of Environmental Concern generated from any Business Facility of any Seller come to be located or where any Seller has arranged for their treatment, storage, recycling or disposal is subject to an existing or potential claim under Environmental Laws that could reasonably be expected to result in an Environmental Claim against any Seller or Buyer;

          (viii) No Seller has been named as a potentially responsible party under, and no Business Facility of any Seller has been nominated or identified as a facility which is subject to an existing or potential claim, under CERCLA or comparable Environmental Laws;

          (ix) Sellers are not aware of any current Requirement of Environmental Laws that will in the next five years require future compliance costs or capital expenditures on the part of Sellers in excess of $50,000 above costs currently expended in the ordinary course of business;

          (x) There are no Remediation obligations or undertakings arising out of or relating to Environmental Laws which any Seller has agreed to, assumed or retained by written Contract;

          (xi) Sellers have filed all notices, notifications, financial security, waste managements plans or applications which are required to be obtained or filed pursuant to Environmental Laws by any of them for the operation of their respective businesses or the use or operation of any Business Facility of any Seller; and

     (c)   This Section 3.19 constitutes the sole representation of Parent, GPX
                ------------
and Sellers with respect to any Environmental Law or any Materials of Environmental Concern. With respect to any Business Facility formerly leased, operated, owned or managed by any Seller, the representations of this Section
                                                                      -------
3.19 shall be construed to relate only to conditions, events, facts or
----
circumstances which existed, occurred or commenced prior to the latest date of any leasehold interest, operation, ownership or management of such Business Facility by any Seller.

     3.20  Employees.

     (a) To the Knowledge of Parent, GPX and Sellers, no employee, officer or director of any Seller is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition or proprietary rights agreement, between such employee, officer or director and any other Person that in any way adversely affects or will adversely affect (i) the performance of his duties as an employee, officer or director of such Seller or (ii) the ability of such Seller to conduct its business. As of the date of this Agreement, no director, officer or other key employee of any Seller has notified Parent, GPX or Sellers of an intention to terminate his employment with such Seller.

     (b)   Schedule 3.20 lists each employment, consulting, contracting,
           -------------
retention, change in control, severance, management or other similar Applicable Contract to which any Seller is a party or by which any Seller is bound ("Employment Agreement").
  --------------------

     3.21 Labor Relations; Compliance. No Seller is a party to any collective bargaining agreement. There has not been, there is not pending or existing and, to the Knowledge of Parent, GPX or Sellers, there is not Threatened, (a) any strike, slowdown, picketing, work stoppage or employee grievance process, (b) any Proceeding against or affecting any Seller relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable Governmental Body, organizational activity or other labor or employment dispute against or affecting any Seller or its premises, or (c) any application for certification of a collective bargaining agent. There is no lockout of any employees by any Seller, and no such action is contemplated by any Seller. Subject to such exceptions as would not have a Material Adverse Effect, each Seller has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closing. No Seller is liable for the payment of any compensation, Damages, Taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

     3.22  Intellectual Property.

     (a)   Schedule 3.22(a) sets forth a list of (i) all material patents,
           ----------------
patent applications, registered trademarks, trademark applications, registered copyrights, copyright applications and other Intellectual Property that are owned by Sellers and used in their business; and (ii) all agreements under which Sellers are licensed or otherwise permitted, or license or otherwise permit a third party, to use patents, trademarks, copyrights and other Intellectual Property which are material to the business of Sellers.

     (b) Sellers directly or indirectly own, or are licensed or otherwise possess valid rights to use, all Intellectual Property used in their businesses as currently conducted, with such exceptions as would not be reasonably likely to have a Material Adverse Effect, and no Person is challenging or, to the Knowledge of Parent, GPX or Sellers, infringing or otherwise violating the Intellectual Property of Sellers, except in each case for challenges, infringements or violations which would not be reasonably likely to have a Material Adverse Effect.

     3.23 Certain Payments. No Seller or any director, officer, agent or employee of any Seller, or any other Person associated with or acting for or on behalf of any Seller has (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Seller or any Related Person of any Seller or (iv) in violation of any Legal Requirement, or (b) established or maintained any asset with a value over $50,000 or fund that has not been recorded in the books and records of Sellers.

     3.24 Relationships with Related Persons. Neither Parent and GPX nor any Related Person of Parent or GPX or of any Seller has, or has had, any material ownership interest in any property (whether real, personal or mixed and whether tangible or intangible), used in or pertaining to Sellers' businesses.

     3.25 Brokers or Finders. Other than Wasserstein Perella & Co., Inc. and J.P. Morgan & Co., Inc., Parent, GPX and Sellers have not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof or if the Closing does not occur. Parent and GPX agree to bear all costs they incur, including fees and expenses of Wasserstein Perella & Co., Inc. and J.P. Morgan & Co., Inc., in connection with the transactions contemplated by this Agreement.

                                  ARTICLE IV
                                  ----------
                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Parent, GPX and Sellers, except as set forth in the Disclosure Schedules, as of the date hereof and as of the Closing Date (except that representations and warranties that are made as of a specific date need only be true as of such date), as follows:

     4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

     4.2  Authority; No Conflict.

     (a) Buyer has full corporate power and authority to execute this Agreement and other agreements, documents and other instruments executed and delivered in connection with this Agreement to which Buyer is a party (the "Buyer Ancillary
                                                               ---------------
Documents"), and to consummate the transactions contemplated herein and therein.
---------
The execution and delivery by Buyer of this Agreement and the Buyer Ancillary Documents, and the consummation by Buyer of the transactions contemplated herein and therein, have been duly authorized by all necessary corporate action.

     (b) This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the Bankruptcy and Equity Exception. Upon the execution and delivery by Buyer of the Buyer Ancillary Documents, the Buyer Ancillary Documents will constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, subject to the Bankruptcy and Equity Exception. Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Buyer Ancillary Documents and to perform its obligations under this Agreement and the Buyer Ancillary Documents.

     (c)  Except as set forth in Schedule 4.2, neither the execution and
                                 ------------
delivery of this Agreement by Buyer nor the consummation or performance of any of the transactions contemplated in this Agreement by Buyer will give any Person the right to prevent, delay or otherwise interfere with any of the transactions contemplated in this Agreement pursuant to:

          (i)   any provision of Buyer's Organizational Documents;

          (ii) any resolution adopted by the board of directors or stockholders of Buyer;

          (iii) any Legal Requirement or Order to which Buyer may be subject;
or

          (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

     Except for filings required under the HSR Act, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated in this Agreement.

     4.3 Certain Proceedings. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated in this Agreement. To Buyer's Knowledge, no such Proceeding has been Threatened.

     4.4 Brokers or Finders. Buyer has not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof or if the Closing does not occur.

     4.5 Availability of Funds. On the Closing Date, Buyer shall have sufficient funds available to enable it to consummate the purchase of the Acquired Assets on the terms and conditions contemplated in this Agreement.

                                   ARTICLE V
                                   ---------
                COVENANTS OF THE PARTIES PRIOR TO CLOSING DATE

     5.1  Access and Investigation.

     (a) Between the date hereof and the Closing Date, Parent and GPX shall, and shall cause each Seller to, afford Buyer and its Representatives reasonable access, during regular business hours and upon reasonable advance notice, to the real property owned or leased by Sellers and to the officers and key employees of Sellers, and shall furnish, or cause to be furnished, to Buyer any financial and operating data and other information that is available with respect to the business and properties of Sellers as Buyer shall from time to time reasonably request; provided that the foregoing shall not require Parent or GPX to permit, or cause Sellers to permit, any inspection, or to disclose any information, that in their reasonable judgment would result in the disclosure of any trade secrets of third parties or violate any of Parent's, GPX's or Sellers' obligations with respect to confidentiality if Parent and GPX shall have used their reasonable best efforts to obtain the Consent of such third party to such inspection or disclosure.

     (b) All information provided or obtained pursuant to clause (a) above shall be held by Buyer in accordance with and subject to the terms of the Confidentiality Agreement, dated March 4, 1999 between Tanglewood Investments, Inc. and Parent (the "Confidentiality Agreement").
                      -------------------------

     5.2 Operation of the Businesses of Sellers. Except as otherwise permitted by Buyer in writing (such permission not to be unreasonably withheld) upon the request of Parent, between the date of this Agreement and the Closing Date, each Seller will, and Parent and GPX will cause each Seller to:

     (a) conduct the business of such Seller only in the ordinary course of business or, with respect to current assets, consistent with such Seller's current plan to phase out its undercarriage components business;

     (b) use commercially reasonable efforts to preserve intact the current business organization of such Seller, keep available the services of the current officers, employees and agents of such Seller, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with such Seller;

     (c) pay all amounts due or to be due to vendors from the Sellers for pins and bushing equipment and the Brinnell hardness tester as set forth on Schedule
                                                                       --------
5.2(c); provided, however, that all of such payments shall be made directly by
-----
Parent or GPX and shall not be made by any Seller or from the funds of any Seller, and neither Sellers nor Buyer shall owe Parent or GPX for any amount so expended. Notwithstanding the preceding sentence, Parent and GPX shall cause Sellers to cancel their commitments to purchase approximately $10,000,000 worth of roller equipment from certain vendors and their commitments to purchase a roller hearth furnace for track links from Wolfgang Kohnle; provided, however, that any penalty, liquidated damages or other amounts due upon such cancellation shall be paid by Parent and GPX, and such payment shall not be made by any Seller or from the funds of any Seller, and neither Sellers nor Buyer shall owe Parent or GPX for any amount so expended; and, provided, further, that Parent, GPX and Sellers, jointly and severally, shall indemnify and hold harmless Buyer from and against any and all Proceedings that may arise from such cancellation;

     (d) at the request of Buyer, to terminate, in a manner reasonably acceptable to Buyer, any Applicable Contracts between any Seller and Linser; provided, however, that any penalty, liquidated damages or other amounts due upon such termination shall be paid by Parent and GPX, and such payment shall not be made by any Seller or from the funds of any Seller, and neither Sellers nor Buyer shall owe Parent or GPX for any amount so expended; and, provided, further, that Parent, GPX and Sellers, jointly and severally, shall indemnify and hold harmless Buyer from and against any and all Proceedings that may arise from such termination;

     (e) confer with Buyer concerning operational matters of a material nature of such Seller; and

     (f) report periodically to Buyer concerning the status of the business, operations and finances of such Seller.

     5.3 Negative Covenant. Without the prior written consent of Buyer, which consent shall not be unreasonably withheld, each Seller shall not, and Parent and GPX shall not permit any Seller to:

     (a) other than in the ordinary course of business or pursuant to the terms of any existing Applicable Contract, enter into any employment agreement or increase the rate of compensation payable or to become payable by any Seller to any of its directors, officers, employees or agents or increase or agree to increase the benefits payable under any bonus, insurance, pension or other Seller Plan, payment or arrangement;

     (b) enter into any Contract or series of related Contracts, or make any commitment, whether directly or by way of guarantee or otherwise, for capital expenditures not in the ordinary course of business or aggregating in excess of $10,000;

     (c) incur or agree to incur, or otherwise guarantee or become liable for, any indebtedness for money borrowed;

     (d) fail to use commercially reasonable efforts to maintain its material tangible properties in good condition and repair, reasonable wear and tear excepted;

     (e) except as otherwise expressly contemplated herein, loan or advance any funds to, or borrow or take down any funds from, any Person, whether under an existing agreement or not, except for extensions of credit in the ordinary course of business for merchandise purchased and customary advances to salesmen against commissions;

     (f) incur or agree to incur, or otherwise guarantee or become liable for, any commitment, obligation or liability, absolute or contingent, other than in the ordinary course of business;

     (g) change its accounting practices or policies or its application thereof;

     (h) except in the ordinary course of business, enter into, become a party to, waive any material right under or cancel any material Applicable Contract, lease, commitment, option or agreement, or make or permit to be made any material amendment or termination of any Applicable Contract, lease, commitment, option or agreement;

     (i) except in the ordinary course of business or, with respect to current assets, consistent with such Seller's current plan to phase out its undercarriage components business, intentionally make or permit any material change in its assets, liabilities or financial condition;

     (j) dispose of or acquire assets with an aggregate book value or purchase price, respectively, exceeding $10,000, except for any purchases and sales of inventory at fair value in the ordinary course of business; or, with respect to current assets, consistent with such Seller's current plan to phase out its undercarriage components business;

     (k) enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, or cause any Encumbrance of any kind to attach upon any of its material assets, whether now owned or hereafter acquired, except for capital leases and liens for Taxes, assessments or governmental charges or levies which are not delinquent;

     (l) declare, set aside, pay or make any distribution of such Seller's assets other than current assets in respect of any capital stock or other securities of such Seller, or purchase, cancel, retire, redeem or otherwise acquire, or agree to purchase, cancel, retire, redeem or otherwise acquire, any capital stock or other securities of such Seller for consideration consisting of such Seller's assets other than current assets;

     (m) dissolve, liquidate, reorganize, merge, consolidate or otherwise make any change in its corporate structure or existence;

     (n) enter into any business dealing or transaction, directly or indirectly, with any stockholder or any other Related Person of any Seller, make any payments to any stockholder or any Related Person of any Seller or conduct or account for any existing transaction with any stockholder or any Related Person of any Seller on other than an arm's length basis;

     (o) except in the ordinary course of business, enter into any lease of personal property;

     (p)  enter into any lease of real property;

     (q) use of any of its material assets for other than proper corporate purposes and in the ordinary course of business;

     (r) knowingly waive any material right with respect to any Acquired Asset without receiving fair consideration;

     (s) violate or continue to violate any Legal Requirement, the violation of which might reasonably be expected to have a Material Adverse Effect; or

     (t) agree to do any of the things described in clauses (a) through (u) of this Section 5.3.
     -----------

     5.4  Mutual Cooperation.

     (a) All parties to this Agreement will cooperate with each other and use (and will cause their respective Subsidiaries to use) their respective best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable laws, rules and regulations to consummate the transactions contemplated in this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings, responding promptly to any requests for further information and to obtain as promptly as practicable all Consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Body in order to consummate the transactions contemplated in this Agreement as promptly as practicable. Subject to applicable laws relating to the exchange of information, the parties hereto will have the right to review in advance, and to the extent practicable each will consult each other on, all the information relating to such parties and any of their respective

Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Body in connection with the transactions contemplated in this Agreement. In exercising the foregoing right, the parties hereto will act reasonably and as promptly as practicable.

     (b) The parties hereto will, upon written request by another party, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of a party or parties to this Agreement to any third party and/or any Governmental Body in connection with the transactions contemplated in this Agreement.

     (c) Parent and Buyer each will keep each other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other written communications received by Parent (or its affiliates) or the Buyer (or its affiliates), as the case may be, from any third party and/or any Governmental Body with respect to the transactions contemplated in this Agreement.

     (d)  Without limiting the generality of the undertakings pursuant to this
Section 5.4, Parent and GPX (in the case of clauses (i) and (iii)), on the one
-----------
hand, and Buyer (in all cases set forth below), on the other hand, agree to take or cause to be taken the following actions: (i) provide promptly to any federal, state, local or foreign court or Governmental Body with jurisdiction over enforcement of any applicable antitrust laws ("Government Antitrust
                                                    --------------------
Entity") information and documents requested by any Government Antitrust Entity
------
or necessary, proper or advisable to permit consummation of the transactions contemplated in this Agreement; (ii) the proffer by Buyer of its willingness to sell or otherwise dispose of, or hold separate and agree to sell or otherwise dispose of, such Acquired Assets or the assets, categories of assets or businesses of Buyer or Buyer's Subsidiaries (and to enter into agreements with the relevant Government Antitrust Entity giving effect thereto) no later than 90 days from the date hereof if such action should be reasonably necessary or advisable to avoid the commencement of a Proceeding to delay, restrain, enjoin or otherwise prohibit consummation of the transactions contemplated in this Agreement by any Government Antitrust Entity; and (iii) take promptly, in the event that any permanent or preliminary injunction or other Order is entered or becomes reasonably foreseeable to be entered in any Proceeding that would make consummation of the transactions contemplated in this Agreement in accordance with the terms of this Agreement unlawful or that would prevent or delay consummation of the transactions contemplated in this Agreement, any and all steps (including the appeal thereof, the posting of a bond or the taking of the steps contemplated by clause (ii) of this paragraph) necessary to vacate, modify or suspend such injunction or Order so as to permit such consummation on a schedule as close as possible to that contemplated in this Agreement.

     (e) Notwithstanding anything to the contrary in Section 5.4(a), neither party shall be required to make any payment (other than pursuant to Legal Requirements) or grant any concession to any Person to obtain a Consent.

     5.5   [Intentionally Omitted.]

     5.6. Payment of Indebtedness by Related Persons. Except as expressly provided in this Agreement, Parent and GPX will cause all indebtedness owed to any Seller by Parent, GPX or any Related Person of Parent or GPX to be paid in full prior to Closing. Parent and GPX will, prior to Closing, cause all indebtedness owed by any Seller to Parent, GPX or any Related Person of Parent or GPX to be converted into or contributed to the capital of the Seller owing such amounts.

     5.7 No Negotiation. Except as otherwise contemplated in the Agreement, Parent and GPX agree that between the date hereof and the earlier of (a) the Closing Date or (b) the termination of this Agreement pursuant to Article X,
                                                                  ---------
Parent and GPX will refrain, and will cause each of their respective Subsidiaries, including, without limitation, Sellers, affiliates, directors, officers and Representatives to refrain, (x) from directly or indirectly effecting, or agreeing to effect, (i) the sale of any securities or any material portion of the assets, other than finished goods inventory sold in the ordinary course of business, of any Seller to any Person, (ii) any merger, consolidation, share exchange or other business combination of any Seller with any Person,
(iii) the issuance or sale of any capital stock of any Seller to any Person or
(iv) any other recapitalization, refinancing or reorganization of any Seller and
(y) from directly or indirectly initiating, soliciting, encouraging or engaging in any discussions, negotiations, inquiries or proposals with or from any Person for, or providing any information regarding any Seller to any Person with respect to, any potential transaction referenced in clause (x) of this Section
                                                                       -------
5.7.  If Parent, GPX or Sellers receive any inquiry or proposal with respect to
---
any matter referenced in clause (x) of this Section 5.7, Parent will immediately
                                            -----------
notify Buyer in writing of the receipt thereof and provide Buyer with the relevant details of any such inquiry or proposal and of any contact with any Person relating thereto.

     5.8 Notice of Environmental Claims. Parent shall give prompt written notice to Buyer of the commencement of any new Environmental Claim arising between the date of this Agreement and the Closing Date.

     5.9 Assignment of Software. Not later than 30 days after the Closing Date, Parent, GPX and Sellers shall assign or sublicense to Buyer, in a manner reasonably acceptable to Buyer, any computer software or other Intellectual Property used by any Seller in the course of such Seller's business and shall provide to Buyer any necessary computers or other hardware not now owned by Sellers and necessary for the operations of the businesses of Sellers, which computers or other hardware shall be reasonably acceptable to Buyer. Buyer shall reimburse Parent, GPX or the Sellers for any costs so incurred to provide such items, such costs not to exceed $50,000.

     5.10 Assignment of Confidentiality Agreements. Parent and GPX shall assign to Buyer, in a manner reasonably acceptable to Buyer, all of Parent's and GPX's respective rights under any confidentiality agreements relating to Sellers and the Acquired Assets.

     5.11 Change of the Sellers' Names. Parent and GPX shall cause each Seller to amend Sellers' Organizational Documents, effective as of or prior to the Closing Date, to change each

Seller's name to a name that is not confusingly similar to its present name and in the case of the Company, does not contain the word "Ameri-Forge", "Ameriforge" or any derivative thereof.

     5.12 Other Offers. Not later than the Closing Date, Parent shall deliver to Buyer true, correct and complete copies of all written proposals, indications or expressions of interest, offers to buy, or similar correspondence with respect to the purchase of all or any substantial portion of the assets (other than purchases of inventory in the ordinary course of business) or equity securities of any Seller which were received by Parent, GPX or Sellers since December 31, 1998.

                                  ARTICLE VI
                                  ----------
              CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

     Buyer's obligation to purchase the Acquired Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by Buyer, in whole or in part):

     6.1  Accuracy of Representations; Covenants; Deliveries.

     (a) Each of the representations and warranties of Parent, GPX and Sellers contained in Article III of this Agreement shall be true and correct in all
             -----------
respects when made and as of the Closing Date, in each case with the same effect as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties that are made as of a specific date need be true and correct in all respects only as of such date), unless the failures of any or all such representations or warranties to be so true and correct, individually or in the aggregate, has not had or is not reasonably likely to have, a Material Adverse Effect.

     (b) Each of the covenants and agreements of Parent, GPX and Sellers to be performed on or prior to the Closing Date shall have been duly performed in all material respects.

     (c) Buyer shall have received at the Closing certificates to the foregoing effect, dated as of the Closing Date and executed on behalf of Parent, GPX and Sellers by their respective Chief Executive Officers or any of their respective Vice Presidents.

     (d)  Each document required to be delivered pursuant to Section 2.5(a) must
                                                             --------------
have been delivered.

     6.2 HSR Act Filings. Each party shall have duly filed with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States
                       ---
Department of Justice (the "Antitrust Division") the notification and report
                            ------------------
form required under the HSR Act with respect to the sale and purchase of the Acquired Assets and the waiting period required by the HSR Act, and any extensions thereof obtained by request or other action of the FTC and/or the Antitrust Division, shall have expired or been earlier terminated by the FTC or the Antitrust Division.

     6.3  No Prohibition.   No Governmental Body shall have enacted, issued,
promulgated, enforced or entered any Legal Requirement or non-appealable Order which is in effect on the Closing Date and prohibits the consummation of the Closing, or is reasonably likely to cause a Material Adverse Effect or to cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under any applicable Legal Requirement or Order.

                                  ARTICLE VII
                                  -----------
                    CONDITIONS PRECEDENT TO PARENT'S, GPX'S
                       AND SELLERS' OBLIGATION TO CLOSE

     Sellers' obligation to sell, transfer and convey the Acquired Assets, and the obligation of Parent, GPX and Sellers to take the other actions required to be taken by them at the Closing, is subject to the satisfaction, at or prior to the Closing of each of the following conditions (any of which may be waived by in writing by Parent, GPX or Sellers, in whole or in part):

     7.1  Accuracy of Representations; Covenants; Deliveries.

     (a)  Each of the representations and warranties of Buyer contained in
Article IV of this Agreement shall be true and correct in all respects when made
----------
and as of the Closing Date, in each case with the same effect as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties that are made as of a specific date need be true and correct in all respects only as of such date), unless the failures of any or all such representations or warranties to be so true and correct, individually or in the aggregate, has not had or is not reasonably likely to have, a material adverse consequence on Parent and its Subsidiaries, taken as a whole.

     (b) Each of the covenants and agreements of Buyer to be performed on or prior to the Closing Date shall have been duly performed in all material respects.

     (c) Parent, GPX and Sellers shall have received at the Closing certificates to the foregoing effect, dated as of the Closing Date and executed on behalf of Buyer by its Chief Executive Officer or any of its Vice Presidents.

     (d)  Each document required to be delivered pursuant to Section 2.5(b) must
                                                             --------------
have been delivered.

     7.2 HSR Act Filings. Each party shall have filed with the FTC and the Antitrust Division the notification and report form required under the HSR Act with respect to the sale and purchase of the Acquired Assets and the waiting period required by the HSR Act, and any extensions thereof obtained by request or other action of the FTC and/or the Antitrust Division, shall have expired or been earlier terminated by the FTC or Antitrust Division.

     7.3  No Prohibition.   No Governmental Body shall have enacted, issued,
promulgated, enforced or entered any Legal Requirement or non-appealable Order which is in effect on the Closing Date and prohibits the consummation of the Closing.

                                 ARTICLE VIII
                                 ------------
                        CERTAIN POST-CLOSING COVENANTS

     8.1  Certain Covenants.

     (a) After the Closing, Parent and its Subsidiaries shall not conduct, and shall not be Related Persons of:

          (i)   any business using the name "Ameri-Forge," "UCR" or "AFC"; or

          (ii) any business that competes with any business conducted as of the date hereof by any Seller anywhere in Texas or any other state or jurisdiction in which any Seller conducted business as of the date hereof, provided that the obligations of Parent and its Subsidiaries under this clause (ii) shall terminate three years after the Closing Date (the "Noncompete Term").
      ---------------

     Notwithstanding the foregoing provisions of this paragraph (a), Parent and its Subsidiaries may be passive investors owning, in the aggregate, no more than five percent (5%) of the outstanding equity securities of any corporation the equity securities of which are listed on a national securities exchange or traded in the NASDAQ National Market System and with which Parent and its Subsidiaries have no other connection whatsoever.

     (b) Unless otherwise required by law or expressly authorized in writing by Buyer, Parent, GPX and Sellers shall not, and shall use their respective best efforts to cause each of their respective Related Persons not to, disclose to any Person not in the employ of Buyer, other than a potential or actual acquisition or business combination partner of Parent, which shall agree to be bound by the provisions of this Section 8.1(b), any information concerning any
                                --------------
of the Acquired Assets or the businesses conducted by Sellers prior to the Closing Date not rightfully in the public domain, including, without limitation, lists of customers or suppliers, pricing strategies, business files and records, trade secrets and financial information.

     (c) During the Noncompete Term, Parent, GPX and Sellers shall not, and shall use their respective best efforts to cause each of their respective Related Persons not to, offer to employ or employ any Seller Employee employed by Buyer.

     (d) During the Noncompete Term, Parent, GPX and Sellers shall not, and shall use their respective best efforts to cause each of their respective Related Persons not to, engage or participate in any effort or act to induce any customer, supplier, associate, employee, sales agent or independent contractor of Buyer to take any action which has the purpose of being disadvantageous to Buyer.

     (e) Parent, GPX and Sellers acknowledge that the damages that would be suffered by Buyer as a result of any breach of the provisions of this Section
                                                                      -------
8.1 may not be calculable and that an award of a monetary judgment for such a
---
breach would be an inadequate remedy. Consequently, Buyer shall have the right, in addition to any other rights it may have, to obtain, without the requirement of posting any bond, in any court of competent jurisdiction, injunctive relief to restrain any breach or Threatened breach of any provision of this Section 8.1
                                                                     -----------
or otherwise to specifically enforce any of the provisions hereof. This remedy is in addition to Damages for any loss directly or indirectly suffered by Buyer and reasonable attorneys' fees.

     (f) The parties hereto agree that the duration and area for which the covenants in this Section 8.1 are to be effective are reasonable. In the event
                  -----------
that any court of competent jurisdiction finally determines that the time period or the geographic scope of any such covenant is unreasonable or excessive and any covenant is to that extent made unenforceable, the parties agree that the restrictions of this Section 8.1 shall remain in full force and effect for the
                     -----------
greatest time period and within the greatest geographic area that would not render it unenforceable. The parties intend that each of the covenants in Sections 8.1(a), (b), (c) and (d) shall be deemed to be a separate covenant.
-------------------------     ---

     (g)  The covenants of Parents and its Subsidiaries contained in this

Section 8.1 are independent of any covenants of Buyer contained herein or in
-----------
any other document or instrument delivered in connection herewith or pursuant hereto, and any breach by Buyer of any such covenant shall not justify any breach by Parent and its Subsidiaries of their covenants under this Section 8.1.
                                                                    -----------

     8.2  Nonassignability of Assets. Notwithstanding anything in this
Agreement to the contrary, except to the extent the provisions hereof are waived by Buyer, this Agreement shall not constitute an agreement to sell, assign, sublease, transfer, convey or deliver any asset or any claim or right or any benefit arising under or resulting from such asset if such sale, assignment, sublease, transfer, conveyance or delivery is prohibited by any applicable Legal Requirement or would require the Consent of any Governmental Body or other Person and such Consent is not obtained prior to Closing. In the event that the Closing proceeds without the sale, assignment, sublease, transfer, conveyance or delivery of any such asset, then following the Closing, the parties shall use their reasonable best efforts, and cooperate with each other, to obtain promptly such Consents; provided, however, that, subject to Section 2.8(b), no party
                                                   --------------
shall be required to pay any consideration therefor other than filing, recordation or similar fees which shall be paid by the party who is required by any Legal Requirements or course of dealing to do so. Pending receipt of such Consent, the parties shall cooperate with each other in any mutually agreeable, reasonable and lawful arrangements designed to provide to Buyer the benefits of use of such asset. Once Consent for the sale, assignment, sublease, transfer, conveyance or delivery of any such asset not sold, assigned, subleased, transferred, conveyed or delivered at the Closing is obtained, Sellers shall sell, assign, transfer, convey and deliver such asset to Buyer at no additional cost to Buyer. To the extent that any such asset cannot be transferred or the full benefits of use of any such asset cannot be provided to Buyer following the Closing pursuant to this Section 8.2, Buyer and Parent and its Subsidiaries
                         -----------
shall enter into such arrangements (including subleasing, sublicensing or subcontracting) to provide to Buyer the economic

(taking into account Tax costs and benefits) and operational equivalent, to the extent permitted, of obtaining such Consent and the performance by Buyer of the obligations thereunder. Parent and its Subsidiaries shall hold in trust for and pay to Buyer promptly upon receipt thereof, all income, proceeds and other monies received by Parent or its Subsidiaries in connection with their use of any asset (net of any Taxes and any other costs imposed upon Parent and its Subsidiaries) and Buyer shall promptly pay directly or reimburse Parent or its Subsidiaries for any costs of repair made at Buyer's request or Damages arising out of or in connection with Buyer's use of any such asset in connection with the arrangements under this Section 8.2.

     8.3 Termination of Employees. In the event that (a) within four months of the Closing Date, Buyer terminates the employment of any Seller Employee employed by a Seller primarily in connection with Sellers' flange business or
(b) within eight months of the Closing Date, Buyer terminates any Seller Employee not described in clause (a) above, Parent, GPX or Sellers shall pay all severance or termination pay and all accrued vacation, salary, wages and other compensation payments or benefits, if any, which may arise or become payable under any Seller Plan as of the date of this Agreement, Employment Agreement or applicable Legal Requirements relating to severance or termination pay; provided, however, Buyer shall discharge and be solely responsible for all other liabilities, obligations, costs and expenses which arise or become payable as a result of or in connection with the termination of any Seller Employee, including, without limitation, any liabilities, obligations, costs and expenses with respect to arising under or relating to any action for wrongful termination or to the Worker Adjustment and Retraining Notification Act and any other similar state or local "plant-closing" act (collectively, "WARN"); and provided,
                                                           ----
further, that in the event Buyer is required to comply with WARN in connection with the termination of any such Seller Employee, the time periods described in clause (a) or (b) above for the termination of such Seller Employee shall be extended by two months.

     8.4. Consent to Engagement. Parent, on behalf of itself and its Subsidiaries, consents to the employment or engagement of Marty Barrett by Buyer or its Related Persons, whether under an employment agreement, consulting agreement or otherwise.


                                  ARTICLE IX
                                  ----------
                               MUTUAL COVENANTS

     9.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated herein, including all fees and expenses of its Representatives. Parent and GPX will pay all amounts payable to J. P. Morgan & Co. Incorporated and Wasserstein Parella & Co., Inc. in connection with this Agreement and the transactions contemplated hereby.

     9.2 Public Announcements. Neither party shall make any voluntary public announcement in connection with the transactions contemplated by this Agreement until after the

Closing, except as required by any Legal Requirement as reasonably determined by such party. Unless consented to by all parties hereto in advance or except as required by any Legal Requirement as reasonably determined by Parent, prior to the Closing, Parent and GPX shall, and shall cause Sellers to, keep the provisions of this Agreement strictly confidential and make no disclosure thereof to any Person, other than to a potential or actual acquisition or business combination partner of Parent which shall agree to be bound by the provisions of this Section 9.2. The parties will consult with each other
                   -----------
concerning the means by which Sellers' employees, customers and suppliers and others having dealings with Sellers will be informed of the transactions contemplated hereby. Buyer shall receive prior notice of any initial or formal communication to such Persons, and Buyer shall have the right to be present for such initial or formal communication or any other business communication to such Persons.

     9.3 Confidentiality. Between the date of this Agreement and the Closing Date, each party will maintain in confidence, and cause its directors, officers, employees and Representatives to maintain in confidence, any written, oral or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated hereby unless such information is already known to such party or to others not bound by a duty of confidentiality or unless such information becomes publicly available through no fault of such party, unless the use of such information is necessary or appropriate in making any filing or obtaining any Consent or approval required for the consummation of the transactions contemplated hereby, or unless the furnishing or use of such information is required by any Proceeding. If the transactions contemplated by this Agreement are not consummated, each party will return or destroy such written information as may reasonably be requested.

     9.4  Employee Benefits.

     (a)  Seller Plans. The term "Seller Employee" shall refer to any individual
          ------------            ---------------
who was employed by a Seller prior to the Closing Date and who continues his or her employment with Buyer following the Closing Date. With respect to Seller Employees and Seller Plans, Sellers covenant and agree that (i) the participation of Seller Employees in Seller Plans shall terminate as of the Closing Date and the appropriate Seller shall retain all responsibilities, rights, liabilities and obligations with respect to such Seller Plans and any other plan or program maintained by an ERISA Affiliate (as defined below), including specifically, but not by way of limitation, all liabilities relating to or arising from acts or omissions in the administration and operation of Seller Plans and any other plan or program maintained by an ERISA Affiliate, and
(ii) the appropriate Seller shall be fully responsible for benefits earned, accrued or incurred by the Seller Employees prior to the Closing Date, including specifically, but not by way of limitation, Seller Plans' benefits and benefits under any other plan or program maintained by an ERISA Affiliate resulting from contributions made, expenses incurred and events occurring prior to the Closing Date (whether or not submitted for payment prior to the Closing Date).

     (b) Buyer shall take all necessary actions that are appropriate to facilitate the coverage of Seller Employees under Buyer's employee benefits plans as newly hired employees, subject to the terms and conditions of those plans, from and after the Closing Date.

     (c) No Seller Employee hired by Buyer shall receive credit for his or her service with a Seller under any Buyer employee benefit plan or program, including, but not limited to, any stock option plan or non-qualified deferred compensation plan.

     (d) Except to the extent such liability is accrued on the Closing Date Balance Sheet, Sellers and any trade or business (whether or not incorporated) which is treated as a single employer with Sellers (an "ERISA Affiliate") shall
                                                        ---------------
retain responsibility for, and will make, payment of any accrued but unused vacation days and sick pay that may become payable under any Seller Plan or other policies or programs of Sellers, or by operation of applicable Legal Requirements, including, but not limited to, amounts payable as a result of the transactions contemplated by this Agreement.

     (e) Sellers and their ERISA Affiliates shall be responsible for any liabilities that may arise with respect to application of Code Section 4980B and Sections 601-609 of ERISA with respect to any Seller Employee, former employees or qualified beneficiaries prior to Closing and for all liabilities under Code
Section 4980B and ERISA Sections 601-609 as a result of the transactions contemplated in this Agreement, as well as for any prior violations of these laws by Sellers or an ERISA Affiliate. Buyer shall not be deemed a successor employer with respect to any Seller Plan, including, but not limited to, plans affected by Code Section 4980B and ERISA Sections 601-609. Notwithstanding any other provision in this Agreement, Parent, GPX and Sellers shall indemnify Buyer for any Damages Buyer may incur in connection with Sellers' responsibilities and liabilities under this paragraph.

     (f) Sellers have not incurred any liability under, and have complied in all respects with, WARN or similar state laws, and do not expect to incur any such liability as a result of actions taken or not taken in connection with this Agreement. Sellers shall retain all responsibility and liability under WARN or similar state laws that may be incurred in connection with or as a result of the transactions contemplated in this Agreement. Parent, GPX and Sellers shall indemnify Buyer for any Damages Buyer may incur in connection with Sellers' responsibilities and liabilities under this paragraph.

     9.5 Insurance Coverage. To the extent that Buyer suffers any Damages, whether indemnifiable or not, in connection with its ownership or use of the Acquired Assets, which Damages are covered under any insurance policy providing coverage with respect to any period ending on or prior to the Closing Date and naming any of Parent, GPX or Sellers as the beneficiary or loss payee, Parent, GPX or Seller, as the case may be, shall cooperate in good faith with Buyer to provide Buyer with the benefits of such coverage, whether by assigning the right to make any claim for such Damages to Buyer or otherwise.

     9.6 Transition Services Agreement. Prior to the Closing, Buyer and Parent shall use their respective best efforts to enter into a mutually agreeable transition services agreement which will provide that during the period beginning on the Closing Date and ending 120 days thereafter, Parent shall provide or cause to be provided to Buyer operational and administrative services, including, without limitation, management information services and payroll services, substantially equivalent to the support and services Parent currently provides to Sellers. Buyer and Parent agree to enter into good faith negotiations promptly after the date of this Agreement to agree upon the reasonable fees to be paid by Buyer to Parent in connection with the provision of services and to agree upon the other terms of such agreement.

                                   ARTICLE X
                                   ---------
                                  TERMINATION

     10.1  Termination Events.

     This Agreement may, by notice given prior to or at the Closing, be terminated:

     (a) by Buyer in the event that Parent, GPX or Seller has breached any covenant in this Agreement in any material respect, Buyer has notified Parent in writing of such breach and such breach has not been cured within 30 days after receipt of the notice of such breach;

     (b)   (i)  by Buyer if any condition in Article VI has not been satisfied
                                             ----------
as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date, or (ii) by Parent, if any condition in Article VII has
                                                                -----------
not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Parent or its Subsidiaries to comply with their obligations under this Agreement) and Parent has not waived such condition on or before the Closing Date;

     (c)   by mutual consent of Buyer and Parent; or

     (d) by either Buyer or Parent if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before July 31, 1999, or such later date as the parties may agree upon.

     10.2  Effect of Termination.  Each party's right of termination under
Section 10.1 is in addition to any other rights it may have under this Agreement
------------
or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10.1, all
                                                         ------------
further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 9.1 and 9.3 will survive; provided, however,
                        ------------     ---
that if this Agreement is terminated by a party because of the willful breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's willful failure to comply with its obligations under this

Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired; and, provided, further, that if Buyer terminates this Agreement because of any breach of this Agreement by Parent, GPX or Sellers, other than a willful breach of this Agreement, or because of any failure, other than a willful failure, on the part of Parent, GPX or Sellers to comply with any of their obligations under this Agreement, then Buyer's right to pursue any legal remedy shall be limited to reimbursement for its reasonable out-of-pocket expenses incurred in connection with the transactions contemplated hereby (whether incurred before or after the date of this Agreement) which shall not exceed $1,000,000.

                                  ARTICLE XI
                                  ----------
                           INDEMNIFICATION; REMEDIES

     11.1 Right to Indemnification Not Affected by Knowledge. The right to indemnification in accordance with the provisions of this Article will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification in accordance with the provisions of this Article.

     11.2 Indemnification and Payment of Damages by Parent, GPX and Sellers. Parent, GPX and Sellers, jointly and severally, will indemnify and hold harmless Buyer and its Representatives, stockholders, controlling persons and other Related Persons (collectively, the "Buyer Indemnified Persons") for, and will
                                    -------------------------
pay to the Buyer Indemnified Persons the amount of, any Damages sustained or incurred by any Buyer Indemnified Person to the extent relating to, resulting from or arising out of, or any allegation by any third party of:

     (a) any breach of any representation or warranty made by Parent, GPX and Sellers in this Agreement without giving effect to any supplement to the Disclosure Schedules, and determined without regard to any materiality or knowledge qualification contained in or otherwise applicable to such representation or warranty;

     (b) any breach by Parent, GPX or Sellers of any covenant or obligation of Parent, GPX or Sellers in this Agreement;

     (c)   the Excluded Assets or the Excluded Liabilities;

     (d) any Proceeding involving any challenge to, or seeking Damages or other relief in connection with, any of the transactions contemplated in this Agreement; or

     (e) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Parent, GPX or Sellers (or any Person acting on their behalf) in connection with any of the transactions contemplated in this Agreement.

     Except in cases of fraud, Buyer acknowledges that its sole and exclusive remedy after the Closing with respect to any and all claims and Damages relating to this Agreement and any transactions contemplated herein shall be pursuant to the Purchase Price adjustment procedure in Article II and the indemnification
                                           ----------
provisions set forth in this Article, and in furtherance of the foregoing, Buyer hereby waives, from and after the Closing, any and all rights, claims and causes of action it may have against Parent, GPX or Sellers, or any of their respective affiliates, directors, officers or employees, arising under or based upon any Legal Requirement or arising under or based upon common law or otherwise (except in cases of fraud or pursuant to the Purchase Price adjustment procedure in
Article II or the indemnification provisions set forth in this Article);
----------
provided, however, that Buyer shall be entitled, if applicable, to specific performance, injunctive relief and other equitable remedies; and provided, further, that notwithstanding the time limitations set forth in Sections 11.5
                                                                -------------
and 12.1, nothing in this Agreement shall be construed to serve as a release or
    ----
waiver of any rights, claims, or remedies which any Person may have or acquire at law or in equity, including without limitation, pursuant to Environmental Laws or common law, with respect to (i) any Environmental Claim asserted against Buyer or for which Buyer otherwise becomes liable or (ii) any actual or Threatened violation of or non-compliance with, or Remediation obligation arising under, any Environmental Laws, all of which rights, claims, and remedies are expressly preserved and retained.

     11.3 Indemnification and Payment of Damages by Parent, GPX and Sellers-- Environmental Matters.

     (a)   Environmental Indemnification. Notwithstanding any other provision of
           -----------------------------
this Agreement, Parent, GPX and Sellers, jointly and severally, agree to indemnify, defend and hold harmless the Buyer Indemnified Persons (as defined in
Section 11.2 above) from and against any and all Damages resulting from,
------------
relating to or arising out of (i) any Environmental Claim asserted against Buyer; (ii) any actual or imminent Threatened violation of or non-compliance with, or Remediation obligation required under, any Environmental Laws; (iii) the presence of any Materials of Environmental Concern on, in, under, or affecting or emanating from, all or any portion of any of the Business Facilities of any Seller in an amount or concentration exceeding any applicable industrial standard published pursuant to Environmental Laws; and (iv) the storage, disposal or treatment, or transportation for storage, disposal or treatment, of Materials of Environmental Concern; in each case to the extent related to or arising out of any event, condition, circumstance, activity, practice, incident, action or plan existing or occurring prior to the Closing relating in any way to any Seller or any of their respective Business Facilities, including, without limitation, the ownership, operation or use of any of their Business Facilities and the conduct of the businesses of Sellers prior to the Closing; provided however that any latent condition existing on or before the Closing Date and which continues after the Closing Date and is first discovered after the Closing Date (even if with the passage of time such condition has become worse or more serious or results in greater Damages) shall be construed to be a condition wholly existing before the Closing Date absent Buyer's negligence and provided Buyer provides notice thereof to Sellers, Parent and GPX as provided hereunder.

     (b)  Response Action.  If any investigation or monitoring or any clean-up,
          ---------------
containment, restoration, removal or other Remediation (collectively the "Response Action") is required under any applicable Environmental Law or in
 ---------------
order to comply with any agreements assigned under this Agreement affecting any Business Facility or other property because of, or in connection with, any occurrence or event described in paragraph (a) above, Parent, GPX and Sellers shall jointly and severally have the obligation to either perform or cause to be performed the Response Action in compliance with Requirements of Environmental Laws, or shall promptly reimburse the Buyer Indemnified Persons for the cost of such Response Action. In the event that Parent, GPX and Sellers elect to perform the Response Action, all Response Action shall be performed by one or more contractors, selected by Parent, GPX or Sellers, as the case may be, and approved in advance in writing by the Buyer Indemnified Persons, with such approval not to be unreasonably withheld, and under the supervision of a consulting engineer, selected by Parent, GPX or Sellers, as the case may be, and approved in advance in writing by the Buyer Indemnified Persons with such approval not to be unreasonably withheld. Otherwise, the Buyer Indemnified Persons shall select the contractor(s) and the consulting engineer with approval by Seller not to be unreasonably withheld. All costs and expenses of such Response Action shall be paid either directly, or in the form of reimbursement to the Buyer Indemnified Persons, by Parent, GPX or Sellers, as the case may be, including, without limitation, the charges of such contractor(s) and/or the consulting engineer, and, if the Buyer must undertake Response Action, the Buyer Indemnified Persons' reasonable attorneys' fees and costs incurred in connection with monitoring or review of such Response Action. In the event Parent, GPX or Sellers shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Response Action, the Buyer Indemnified Persons may cause such Response Action to be performed after giving Parent, GPX and Sellers at least fifteen days advance written notice of the intention to perform such Response Action, and all costs and expenses thereof, or incurred in connection therewith, shall be Damages. All such Damages shall be due and payable upon demand therefor by an Buyer Indemnified Person.

     (c)  Limitations.  Any Response Action may utilize the most cost effective
          -----------
method permitted under Environmental Laws and may include the use of risk assessment, institutional controls, deed notice and use restrictions provided
(i) Parent, GPX and Sellers provide Buyer at least fifteen days advance written notice prior to the implementation of any proposed final remedy and (ii) such Response Action does not materially interfere with any then current use of a Business Facility or materially interfere with the future use of the Business Facility for industrial purposes. Except as set forth below, Response Action costs shall not include any investigation costs not required by Environmental Laws, any remediation costs which are not required under any applicable Environmental Law and, except as set forth below, expressly exclude Buyer's internal costs, any legal fees or disbursements, any costs arising out of Buyer's own negligence or willful misconduct, any loss of value of any property for non-industrial purposes, and any damages arising out of Buyer's negligent or wrongful actions or omissions to the extent resulting in Response Action costs that would not otherwise be incurred. Response Action costs shall not include the removal of any tank, electrical equipment, PCBs or asbestos that comply with applicable Environmental Laws at Closing and from which no Release has occurred. Parent's, GPX's and Sellers' right to manage any such environmental investigation or remediation is subject to the duty of Sellers, Parent and GPX to consult in good faith with the Buyer and to provide copies of all relevant documentation generated in connection with the management of any Response Action including, without limitation, the provision of any documentation provided to any Governmental Body at the same time such documentation is provided to a Governmental Body. Any Response Action undertaken by Sellers, Parent and GPX hereunder shall not materially interfere with the then current use of the affected property or materially interfere with the future use of such property for industrial purposes. The parties shall reasonably cooperate with each other and shall provide each other with copies of all reports, studies, maps, site plans and other information in its possession relating to site conditions or the Response Action. If a Buyer Indemnified Party must perform Response Action because of a failure by Sellers, Parent or GPX to perform such Response Action after notice by Buyer as provided hereunder, Response Action costs shall include all of Buyer's reasonable investigation costs, internal costs, consulting costs, legal fees and disbursements. If Sellers, Parent, and/or GPX are conducting a Response Action, Response Action costs shall also include Buyer's reasonable investigation costs, internal costs, consulting costs, legal fees and disbursements incurred to monitor or review such Response Action if Buyer's review or monitoring reveals that such Response Action was not conducted in material compliance with applicable Environmental Laws or this Agreement.

     (d)  Dispute Resolution.   In the event that a dispute exists as to whether
          ------------------
a matter is subject to environmental indemnification or payment or regarding the reasonableness of any cost or expense proposed or incurred, or otherwise associated with any Response Action or as to the appropriateness of any action taken (or proposed to be taken) or any remedy proposed or selected for any Response Action, then the following procedure may be invoked. Within five business days of a party's receipt of documents, instruments or agreements describing or relating to a disputed matter, the party raising the dispute will provide to the other party notice that it objects to the matter at issue (an "Objection Notice"). Within five
                                            ----------------
business days after receipt of the Objection Notice, each party shall appoint an independent third party environmental expert (collectively, the "Selecting
                                                                 ---------
Consultants") who, within five business days after their appointment,
-----------
collectively shall designate a third party environmental consultant (the "Third
                                                                          -----
Party Environmental Consultant") to make a determination with respect to such
------------------------------
matter. The Third Party Environmental Consultant must be unaffiliated with each of the Selecting Consultants and have neither any relationship nor conflict of interest with Sellers, GPX, Parent, or Buyer. Sellers, GPX, Parent and Buyer shall agree to release the Third Party Environmental Consultant of and from liability for the ultimate correctness of its decision, except for gross negligence, clear abuse of discretion, or fraud. The Selecting Consultants will provide simultaneous written notice to the parties of the Third Party Environmental Consultant's designation within five business days after its or his appointment. Within ten business days thereafter, the parties will each send to the Third Party Environmental Consultant all information it deems relevant to the dispute including, but not limited to, an outline of the party's position regarding the disputed matter. Such Third Party Environmental Consultant will review such information within ten business days of the day it receives the information package from each of the parties and render its decision with respect thereto, and provide written notice of the same to each party. The Third Party Environmental Consultant's costs of review will be borne by the party whose position is not substantially adopted by the Third Party Environmental Consultant. Any costs charged by or associated with the Selecting Consultants shall be borne by the party that appointed the specific Selecting Consultant. With respect to time periods identified in this Section 11.3(d) where notice is
                                                ---------------
directed to more than one person or entity, the date of receipt of such notice shall be deemed the date the last party receives the notice at issue.

     11.4 Indemnification and Payment of Damages by Buyer. Buyer will indemnify and hold harmless Parent, GPX and Sellers and their respective Representatives, stockholders, controlling persons and other Related Persons (collectively, the "Seller Indemnified Persons") for, and will pay to Seller
                    --------------------------
Indemnified Persons the amount of any Damages sustained or incurred by any Seller Indemnified Person to the extent relating to, resulting from or arising out of, or any allegation by any third party of:

     (a) any breach of any representation or warranty made by Buyer in this Agreement (determined without regard to any materiality or knowledge qualification contained in or otherwise applicable to such representation or warranty);

     (b) any breach by Buyer of any covenant or obligation of Buyer in this Agreement;

     (c)   the Assumed Liabilities;  or

     (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the transactions contemplated herein.

     Except in cases of fraud, Parent, GPX and Sellers acknowledge that their sole and exclusive remedy after the Closing with respect to any and all claims and Damages relating to this Agreement and any transactions contemplated herein shall be pursuant to the Purchase Price adjustment procedure in Article II and
                                                                ----------
the indemnification provisions set forth in this Article, and in furtherance of the foregoing, Parent, GPX and Sellers hereby waive, from and after the Closing, any and all rights, claims and causes of action any of them may have against Buyer or any of its affiliates, directors, officers or employees arising under or based upon any Legal Requirement or arising under or based upon common law or otherwise (except in cases of fraud or pursuant to the Purchase Price adjustment procedure in Article II or the indemnification provisions set forth in this
             ----------
Article); provided, however, that Parent, GPX and Sellers shall be entitled, if applicable, to specific performance, injunctive relief and other equitable remedies; and provided, further, that notwithstanding the time limitations set forth in Sections 11.5 and 12.1, nothing in this Agreement shall be construed to
         -------------     ----
serve as a release or waiver of any rights, claims, or remedies which any Person may have or acquire at law or in equity, including without limitation, pursuant to Environmental Laws or common law, with respect to (i) any Environmental Claim asserted against any Seller or for which any Seller otherwise becomes liable or
(ii) any actual or Threatened violation of or non-compliance with, or Remediation obligation arising under, any Environmental Laws, all of which rights, claims, and remedies are expressly preserved and retained.

     11.5 Time Limitations. The obligation of any party to indemnify and hold harmless any indemnified party shall terminate when the applicable representation or warranty or covenant terminates pursuant to Section 12.1 or,
                                                              ------------
in the case of the indemnification obligations under Section 11.3, on the fifth
                                                     ------------
anniversary of the Closing Date; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which an indemnified party shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim in accordance with this Article to an indemnifying party.

     11.6  Limitations on Amount.

     (a) No party will have any liability (for indemnification or otherwise) with respect to any individual occurrences, events, circumstances, acts or omissions, or a group of related occurrences, events, circumstances, acts or omissions under Section 11.2(a) or (b), 11.3 or 11.4(a) or (b) where the Damages
                ---------------    ---  ----    -------    ---
relating thereto are less than $10,000, and such Damages from separate unrelated occurrences, events, circumstances, acts or omission shall not be aggregated for purposes of clause (b) of this Section 11.6.
                               ------------

     (b) No party will have any liability (for indemnification or otherwise) with respect to the matters described in Sections 11.2(a), 11.3 or 11.4(a) until
                                         ----------------  ----    -------
the total of all Damages with respect to such matters exceeds $500,000 and then only for the amount by which such Damages exceed $500,000.

     (c) Notwithstanding anything herein to the contrary, the aggregate amount of Damages which any party shall be required to indemnify pursuant to Sections 11.2, 11.3 or 11.4 shall not, under any circumstances, exceed $12,000,000.
----  ----     ----

     (d)   Notwithstanding anything to the contrary herein, this Section 11.6
                                                                ------------
will not apply to any breach of any party's representations and warranties involving fraud.

     11.7  Procedure for Indemnification--Third-Party Claims.

     (a) Promptly (but in no event more than 30 days) after receipt by a Buyer Indemnified Person or a Seller Indemnified Person (an "indemnified party") under
                                                       -----------------
Sections 11.2, 11.3 or 11.4 of notice of the commencement of any Proceeding
-------------  ----    ----
against it, such indemnified party will, if a claim is to be made against an indemnifying party under any such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice. Thereafter the indemnified party shall deliver to the indemnifying party, promptly following receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to such claim.

     (b)   If any Proceeding referred to in Section 11.7(a) is brought against
                                          ---------------
an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes, to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article XI for any fees of other counsel or any
                             ----------
other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding. If the indemnifying party assumes the defense of a Proceeding, all the indemnified parties shall cooperate fully in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information that are reasonably requested by the indemnifying party or that are reasonably relevant to such Proceeding, and making employees available on a mutually convenient basis during normal business hours to provide additional information and explanation of any material provided hereunder. If the indemnifying party assumes the defense of a Proceeding, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any Proceeding or consent to the entry of any judgment with respect to any Proceeding unless such settlement, compromise or judgment: (i) contains no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party; (ii) requires solely the payment of money damages by the indemnifying party; and (iii) includes as an unconditional term thereof the release by the claimant or the plaintiff of the indemnified party from all liability in respect of such Proceeding. An indemnified party shall be entitled to reimbursement for all costs, fees and expenses (including the fees and expenses of counsel employed by the indemnified party) for any period during which an indemnifying party has not assumed the defense thereof (other than during any period in which the indemnified party shall have failed to give notice of the Proceeding as provided above).

     (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such Proceeding, but the indemnifying party will not owe any indemnification payment to the indemnified party with respect to, or be bound by, any determination of a Proceeding so defended or any compromise or settlement effected without its consent.

     (d) Parent, GPX and Sellers hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Parent, GPX and Sellers with respect to such a claim anywhere in the world.

     11.8 Procedure for Indemnification--Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought. If the indemnifying party disputes its liability with respect to such claim, the parties shall proceed in good faith to negotiate a resolution of such dispute prior to pursuing other remedies.

     11.9  Other Matters.

     (a) Each indemnified party shall make commercially reasonably efforts to mitigate any claim or liability that an indemnified party asserts under this Article. In the event that an indemnified party shall fail to make such commercially reasonable efforts to mitigate any claim or liability, then notwithstanding anything else to the contrary contained herein, the indemnifying party shall not be required to indemnify any indemnified party for any Damages that could reasonably be expected to have been avoided if the indemnified party had made such efforts.

     (b)   The Purchase Price adjustment procedure provided by Article II of
                                                               ----------
this Agreement shall not be subject to the provisions of this Article. Notwithstanding any provision of this Agreement to the contrary, all parties hereto agree that, should it be necessary, an equitable adjustment will be made to prevent duplicate recovery for indemnification set forth in Article XI hereof
                                                               ----------
or pursuant to the Purchase Price adjustment procedure set forth in Article II
                                                                    ----------
hereof with respect to the same item.

     (c) Any claim for indemnification under this Agreement shall, to the extent practicable, describe the claim in reasonable detail, include copies of any material written evidence thereof and indicate the estimated amount of such claim.

     (d) All indemnification payments made pursuant to this Article shall be treated as adjustments to the Purchase Price for all Tax purposes.

     (e) The amount of any Damages for which indemnification is provided under this Article shall be (i) reduced by any net amounts recovered from an unaffiliated third party by the indemnified party under insurance policies and arrangements with respect to such Damages, (ii) reduced by the present value of any Tax benefits realized by the indemnified party from the incurrence or payment of any such Damages, net of the present value of any Tax detriments realized or suffered by the indemnified party associated with the indemnification provided under this Article, and (iii) shall be reduced by any amounts already taken into account pursuant to the Purchase Price adjustment provisions of Article II.
              ----------

                                  ARTICLE XII
                                  -----------
                              GENERAL PROVISIONS

     12.1  Survival.  The agreements of the parties contained in Article II
                                                                 ----------
(Sale and Transfer of Acquired Assets; Closing), Article VIII (Certain Post-
                                                 ------------
Closing Covenants), Article IX (Mutual Covenants), Article XI (Indemnification)
                    ----------                     ----------
and Article XII (General Provisions) shall indefinitely survive the consummation
    -----------
of the transactions contemplated in this Agreement. The representations and warranties of Parent, GPX and Sellers contained in Section 3.19 shall survive
                                                   ------------
until the fifth anniversary of the Closing Date. The representations and warranties of Parent, GPX and Sellers contained in Sections 3.11 and 3.13 shall
                                                   -------------     ----
survive until the expiration of the applicable statutes of limitation. All other representations, warranties, covenants, obligations and agreements in this Agreement shall survive the consummation of the transactions contemplated by this Agreement until the second anniversary of the Closing Date.
Notwithstanding anything to contained herein to the contrary, the parties expressly agree that, for all purposes of this Agreement, any and all of the representations and warranties made in this Agreement are not made and shall not be deemed to have been made on any date after the Closing Date.

     12.2 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     12.3 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     12.4 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by all of the parties to this Agreement.

     12.5 Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

     If to Buyer, to:              AF Acquisition Company
                                   c/o Tanglewood Investments, Inc.
                                   5051 Westheimer, Suite 300
                                   Houston, Texas 77056
                                   Attn:  James Nelson
                                   Telecopy: (713) 629-5499

     with a copy (which shall      Locke Liddell & Sapp LLP
     not constitute notice) to:    3400 Chase Tower
                                   600 Travis Street
                                   Houston, Texas 77002
                                   Attn:  Gene G. Lewis
                                   Telecopy: (713) 223-3717

     If to Parent, GPX or          Global Industrial Technologies, Inc.
     Sellers, to:                  2121 San Jacinto, Suite 2500
                                   Dallas, Texas 75201
                                   Attn:  Alfred L. Williams
                                   Telecopy: (214) 953-4596
     with a copy (which shall      Sullivan & Cromwell
     not constitute notice) to:    125 Broad Street
                                   New York, New York 10021
                                   Attn:  James C. Morphy
                                   Telecopy: (212) 558-3588

     12.6 Jurisdiction; Service of Process. Any process against Parent, GPX, Sellers or Buyer in, or in connection with, any suit, action or Proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement may be served personally or by certified mail at the address set forth in Section 12.5 with the same effect as though served on
                         ------------
such party personally. Parent, GPX and Sellers and Buyer hereby irrevocably submit in any suit, action or Proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement to the exclusive jurisdiction and venue of any federal or state court located in Harris County and waive any and all objections to jurisdiction and review or venue that it or they may have under the laws of Texas or the United States.

     12.7  Disclosure Schedules.

     (a) The inclusion of any matter in any schedule to this Agreement shall also be deemed to be an inclusion for the purposes of each other representation and warranty to which it may relate; provided that for all such other purposes there are sufficient facts disclosed to reasonably inform Buyer of the purpose for which such disclosure is made, and provided further that any item intended to be included on Schedule 3.17(a) must be expressly set forth therein.
                  ----------------

     (b) Any inclusion in the Disclosure Schedules shall expressly not be deemed to constitute an admission by Parent, GPX or Sellers, or otherwise imply, that any such matter is material or creates measures for materiality for the purpose of this Agreement.

     12.8 Assignments, Successors and No Third-Party Rights. Subject to the terms hereof, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties, but no such assignment shall release the assigning party of its obligations and liabilities under this Agreement.

     Except for the provisions of Section 8.3, nothing expressed or referred to
                                  -----------
in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     12.9 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     12.10 Headings; Construction. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Article " or "Articles " and to "Section" or "Sections" refer to the corresponding Article or Articles and Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     12.11 Governing Law. This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

     12.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                              AF ACQUISITION COMPANY


                              By: /s/  Michael L. Tiner
                                  --------------------------------------
                              Name:  Michael L. Tiner
                              Title: President

                              UCR, INC.


                              By: /s/  J. H. Quay
                                  --------------------------------------
                              Name:  J. H. Quay
                              Title: Vice President and Secretary

                              AMERI-FORGE CORPORATION


                              By: /s/  J. H. Quay
                                  --------------------------------------
                              Name:  J. H. Quay
                              Title: Vice President and Secretary

                              GPX CORP.


                              By: /s/  J. H. Quay
                                  --------------------------------------
                              Name:  J. H. Quay
                              Title: Vice President and Secretary

                              GLOBAL INDUSTRIAL TECHNOLOGIES, INC.


                              By: /s/  A. L. Williams
                                  --------------------------------------
                              Name:  A. L. Williams
                              Title: Senior Vice President and
                                     Chief Financial Officer

                              AFC ACQUISITION, INC.


                              By: /s/  J. H. Quay
                                  --------------------------------------
                              Name:  Jeanette  H. Quay
                              Title: Vice President, General Counsel and
                                     Secretary

                                   EXHIBIT A
                                   ---------

                              ENVIRONMENTAL LAWS

A.   FEDERAL
     -------

     Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S)(S) 9601 et seq.

     Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.

     Clean Water Act, 33 U.S.C. (S) 1251 et seq.

     Safe Drinking Water Act, 42 U.S.C. (S)(S) 300f-300j.

     Clean Air Act, 42 U.S.C. (S) 7401 et seq.

     Solid Waste Disposal Act, 42 U.S.C. (S)(S) 6901 et. seq.

     The Oil Pollution Act of 1990, 33 U.S.C. (S)2701 et seq.

     Hazardous Materials Transportation Act, 49 U.S.C. (S) 651 et seq.

     Emergency Planning and Community Right to Know Act of 1986, 42 U.S.C. (S) 11001 et seq.

     Those portions of the Occupational Health and Safety Act of 1970, 29 U.S.C.
     (S) 651, et seq. relating to environmental protection or Materials of Environmental Concern.

B.   TEXAS
     -----

     Those portions of the Texas Health & Safety Code relating to environmental protection or Materials of Environmental Concern.

     Those portions of the Texas Natural Resources Code relating to environmental protection or Materials of Environmental Concern.

     Those portions of the Texas Water Code relating to environmental protection or Materials of Environmental Concern.

     The laws cited above shall be deemed to include any amendments to them and regulations promulgated under them from time to time.

                                       1